SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Rule 14a-12

L-3 COMMUNICATIONS HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

L-3 COMMUNICATIONS HOLDINGS, INC.

To Our Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of L-3 Communications Holdings, Inc., to be held at 2:30 p.m., Eastern Daylight Time, on Tuesday, April 29, 2008, at the Ritz-Carlton New York, Battery Park, located at Two West Street, New York, New York. The notice and proxy statement for the Annual Meeting are attached to this letter and describe the business to be conducted at the Annual Meeting.

In accordance with new rules approved by the Securities and Exchange Commission, we sent a Notice of Internet Availability of Proxy Materials on or about March 17, 2008 to our stockholders of record as of the close of business on March 3, 2008. We also provided access to our proxy materials over the Internet beginning on that date. If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice or on page four of this proxy statement.

To have your vote recorded, you should vote over the Internet or by telephone. In addition, if you have requested or received a paper copy of the proxy materials, you can vote by signing, dating and returning the proxy card sent to you in the envelope accompanying the proxy materials sent to you. We encourage you to vote by any of these methods even if you currently plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting. If you decide to attend, you can still vote your shares in person if you wish. Please let us know whether you plan to attend the Annual Meeting by indicating your plans when prompted over the Internet voting system or the telephone or (if you have received a paper copy of the proxy materials) by marking the appropriate box on the proxy card sent to you.

On behalf of the Board of Directors, I thank you for your cooperation and look forward to seeing you on April 29th.

Very truly yours,
Michael T. Strianese President and Chief Executive Officer

L-3 COMMUNICATIONS HOLDINGS, INC.

Notice of 2008 Annual Meeting of
 Stockholders and Proxy Statement

Notice is hereby given that the 2008 Annual Meeting of Stockholders (the ‘‘Annual Meeting’’) of L-3 Communications Holdings, Inc. will be held at the Ritz-Carlton New York, Battery Park, located at Two West Street, New York, New York on Tuesday, April 29, 2008, at 2:30 p.m., Eastern Daylight Time, for the following purposes:

1.	Election of three Class I Directors whose terms expire in 2011;

2.	Approval of the L-3 Communications Holdings, Inc. 2008 Long Term Performance Plan;

3.	Approval of the L-3 Communications Holdings, Inc. 2008 Directors Stock Incentive Plan;

4.	Ratification of the appointment of our independent registered public accounting firm for 2008; and

5.	Transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
By Order of the Board of Directors
Kathleen E. Karelis Senior Vice President, General Counsel and Corporate Secretary

March 17, 2008

IMPORTANT

Whether or not you currently plan to attend the Annual Meeting in person, please vote over the Internet or telephone, or (if you received a paper copy of the proxy materials) complete, date, sign and promptly mail the paper proxy card sent to you. You may revoke your proxy if you attend the Annual Meeting and wish to vote your shares in person.

L-3 Communications Holdings, Inc.
600 Third Avenue
New York, New York 10016

Proxy Statement

This proxy statement is being made available to the holders of the common stock, par value $0.01 per share, of L-3 Communications Holdings, Inc. (the ‘‘Common Stock’’) in connection with the solicitation of proxies for use at the Annual Meeting to be held at the Ritz-Carlton New York, Battery Park, located at Two West Street, New York, New York at 2:30 p.m., Eastern Daylight Time, on Tuesday, April 29, 2008.

RECORD DATE

Our Board of Directors has fixed the close of business on March 3, 2008 as the Record Date for the Annual Meeting. Only stockholders of record at the Record Date are entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof, in person or by proxy. At the Record Date, there were 122,483,203 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. On March 17, 2008, we either mailed you a notice (the ‘‘Notice’’) notifying each Stockholder entitled to vote at the Annual Meeting how to vote online and how to electronically access a copy of this proxy statement, our Summary Annual Report and our Annual Report on Form 10-K for the year ended December 31, 2007 (together referred to as the ‘‘Proxy Materials’’) or mailed you a complete set of the Proxy Materials. If you have not received, but would like to receive, printed copies of these documents, including a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice.

PROXIES

The proxies are solicited on behalf of our Board of Directors for use at the Annual Meeting and any adjournments or postponements of the Annual Meeting, and the expenses of solicitation of proxies will be borne by us. The solicitation will be made primarily via the Internet and by mail, but our officers and regular employees may also solicit proxies by telephone, telegraph, facsimile, or in person. We also have retained Georgeson Inc. to assist in soliciting proxies. L-3 expects to pay Georgeson approximately $10,000 plus expenses in connection with its solicitation of proxies. Each holder of Common Stock is entitled to one vote for each share of our Common Stock held by such holder. The holders in person or by proxy of a majority of the Common Stock entitled to be voted at the Annual Meeting shall constitute a quorum.

Each Stockholder may appoint a person (who need not be a stockholder) other than the persons named in the proxy to represent him or her at the Annual Meeting by completing another proper proxy. In either case, such completed proxy should be returned in the envelope provided to you for that purpose (if you have requested or received a paper copy of the Proxy Materials) or should be delivered to our Corporate Secretary at 600 Third Avenue, New York, New York 10016, not later than 5:00 p.m., Eastern Daylight Time, on Monday, April 28, 2008.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the proxy upon our receipt, prior to the time the proxy is voted, of a duly executed instrument revoking it, or of a duly executed proxy bearing a later date, or in the case of death or incapacity of the person(s) executing the proxy, of written notice of such death or incapacity, or by such person(s) voting in person at the Annual Meeting. Unless revoked, all proxies representing shares entitled to vote that are delivered pursuant to this solicitation will be voted at the Annual Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. Where a choice has not been specified on the proxy card, the proxy will be voted in accordance with the recommendations of our Board of Directors.

Assuming a quorum is present, a majority of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting is required for the election of directors, the selection of the independent registered public accounting firm and the approval of both the L-3 Communications Holdings, Inc. 2008 Long Term Performance Plan (‘‘2008 Plan’’) and the L-3 Communications Holdings, Inc. 2008 Directors Stock Incentive Plan (‘‘2008 Directors Plan’’). For each of the above proposals, abstentions and instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called ‘‘broker non-votes’’) will be counted for purposes of determining a quorum. However, in determining whether the 2008 Plan and 2008 Directors Plan have been approved by the stockholders, abstentions and ‘‘broker non-votes’’ will be counted as votes against the approval of the 2008 Plan and the 2008 Directors Plan. In addition, for the election of directors and the selection of the independent registered public accounting firm, abstentions will be counted as votes against the election of directors and the selection of the independent registered public accounting firm.

VOTING IN PERSON

If you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice or the admission ticket attached to your proxy card if you received a paper copy. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or (if you received a paper copy of the Proxy Materials) by mail so that your vote will be counted even if you later were to decide not to attend the Annual Meeting. Voting your proxy by the Internet, telephone or mail will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If you own your shares of our Common Stock through a bank, brokerage firm or other record holder and wish to vote in person at the Annual Meeting, you must request a ‘‘legal proxy’’ from your bank or broker or obtain a proxy from the record holder.

VOTING BY INTERNET, TELEPHONE OR MAIL

The following sets forth how a stockholder can vote over the Internet, by telephone or by mail:

Voting By Internet

If you hold your shares of our Common Stock through a bank or brokerage firm (i.e. you are not a registered holder), you can vote at: www.proxyvote.com, 24 hours a day, seven days a week. You will need the 12-digit Control Number included on your Notice of Internet Availability of Proxy Materials or your paper voting instruction form (if you received a paper copy of the Proxy Materials).

If you own your shares of our Common Stock directly in your name in our stock records maintained by our transfer agent, Computershare Trust Company, N.A. or through your 401(k) or Employee Stock Purchase Plan (‘‘ESPP’’), you can vote at: www.investorvote.com/LLL, 24 hours a day, seven days a week. You will need the 6-digit Control Number included on your paper proxy card.

Voting By Telephone

If you hold your shares of our Common Stock through a bank or brokerage firm, you can vote using a touch-tone telephone by calling the toll-free number included on the voting instruction form, 24 hours a day, seven days a week. You will need the 12-digit Control Number included on your voting instruction form.

If you own your shares of our Common Stock directly in your name in our stock records maintained by our transfer agent, Computershare Trust Company, N.A. or through your 401(k) or ESPP, you can vote using a touch-tone telephone toll-free from the U.S., Canada or Puerto Rico to Computershare at 1-800-652-VOTE (1-800-652-8683), 24 hours a day, seven days a week. You will need the 6-digit Control Number included on your paper proxy card.

The Internet and telephone voting procedures, which comply with Delaware law, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

Voting By Mail

If you have requested or received a paper copy of the Proxy Materials by mail, you may complete, sign and return by mail the proxy card or voting instruction form sent to you together with the printed copies of the Proxy Materials.

Deadline for Submitting Votes By Internet, Telephone or Mail

If you hold your shares through a bank or brokerage account, proxies submitted over the Internet or by telephone as described above must be received by 11:59 p.m., Eastern Daylight Time, on Monday, April 28, 2008.

If you own your shares of our Common Stock directly in your name in our stock records maintained by our transfer agent, Computershare Trust Company, N.A., proxies submitted over the Internet or by telephone as described above must be received by 1:00 a.m., Central Time, on Tuesday, April 29, 2008.

If you own your shares through your 401(k) or ESPP, proxies submitted over the Internet or by telephone as described above must be received by 5:00 p.m. Eastern Daylight Time on Friday, April 25, 2008.

Proxies submitted by mail should be returned in the envelope provided to you with your paper proxy card, not later than 5:00 p.m., Eastern Daylight Time, on Monday, April 28, 2008 or by 5:00 p.m. Eastern Daylight Time on Friday, April 25, 2008 if you own your shares through your 401(k) or ESPP.

Revocation of Proxies Submitted by Internet or Telephone

To revoke a proxy previously delivered by mail or submitted over the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. You may also attend the Annual Meeting and vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 29, 2008.

The following Proxy Materials are available for you to view online at http://www.L-3com.com: (i) this proxy statement (including all attachments); (ii) our Summary Annual Report and Annual Report on Form 10-K, in each case for the year ended December 31, 2007 (which is not deemed to be part of the official proxy soliciting materials); and (iii) any amendments to the foregoing materials that are required to be furnished to stockholders. In addition, if you have not received a copy of our Proxy Materials and would like one, you may download an electronic copy of our Proxy Materials or request a paper copy at http://www.L-3com.com. You will also have the opportunity to request paper or email copies of our Proxy Materials for all future Annual Meetings.

Proposal 1. Election of Directors

Our Amended and Restated Certificate of Incorporation provides for a classified Board of Directors divided into three classes: John M. Shalikashvili, Michael T. Strianese and John P. White constitute a class with a term that expires at the Annual Meeting in 2008 (the ‘‘Class I Directors’’); Peter A. Cohen, Robert B. Millard and Arthur L. Simon constitute a class with a term that expires at the Annual Meeting of Stockholders in 2009 (the ‘‘Class III Directors’’); and Claude R. Canizares, Thomas A. Corcoran and Alan H. Washkowitz constitute a class with a term that expires at the Annual Meeting of Stockholders in 2010 (the ‘‘Class II Directors’’).

The full Board of Directors has considered and nominated the following slate of Class I nominees for a three-year term expiring in 2011: John M. Shalikashvili, Michael T. Strianese and John P. White. Action will be taken at the Annual Meeting for the election of these Class I nominees.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of John M. Shalikashvili, Michael T. Strianese and John P. White, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election due to any presently unforeseen reason, the person named in the proxy will have the right to use his discretion to vote for a substitute.

The following information describes the offices held, other business directorships and the class and term of each nominee and of each director whose term of office will continue after the 2008 Annual Meeting. Beneficial ownership of equity securities of the nominees is shown under the caption Security Ownership of Management on page 29.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2008

Class I — Nominees for Term Expiring in 2011

Name	Age	Principal Occupation And Other Information
John M. Shalikashvili	71	Director since August 1998. Member of the Compensation and Nominating/Corporate Governance Committees. General Shalikashvili (U.S. Army—Ret.) is an independent consultant and a Visiting Professor at Stanford University. General Shalikashvili was the senior officer of the United States military and principal military advisor to the President of the United States, the Secretary of Defense and the National Security Council when he served as the thirteenth Chairman of the Joint Chiefs of Staff, Department of Defense, for two terms from 1993 to 1997. Prior to his tenure as Chairman of the Joint Chiefs of Staff, he served as the Commander in Chief of all United States forces in Europe and as NATO’s tenth Supreme Allied Commander, Europe (SACEUR). He has also served in a variety of command and staff positions in the continental United States, Alaska, Belgium, Germany, Italy, Korea, Turkey and Vietnam.

Name	Age	Principal Occupation And Other Information
Michael T. Strianese	52	President and Chief Executive Officer, and a Director. Mr. Strianese became President and Chief Executive Officer and a Director in October of 2006 and until February 2007 was also our Corporate Ethics Officer. He was our interim Chief Executive Officer and Chief Financial Officer from June 2006. Mr. Strianese became Chief Financial Officer in March 2005. From March 2001 until March 2005 he was our Senior Vice President — Finance. He joined us in April 1997 as Vice President — Finance and Controller and was our Controller until July 2000. From April 1996, when Loral was acquired by Lockheed Martin, until April 1997, Mr. Strianese was Vice President and Controller of Lockheed Martin’s C3I and Systems Integration Sector. In addition, he served as acting Chief Financial Officer of Lockheed Martin’s Electronics Sector. Prior to Lockheed’s acquisition of Loral, Mr. Strianese spent six years with Loral where he held a number of positions with increasing responsibility in areas of mergers and acquisitions and financial management. Mr. Strianese is a Certified Public Accountant and a graduate of St. John’s University with a Bachelor’s degree in Accounting. He is a member of the Aerospace Industries Association’s Board of Governors and serves on its Finance Committee.
John P. White	71	Director since October 2004. Member of the Nominating/Corporate Governance Committee. John P. White is the Robert and Renée Belfer Lecturer at the John F. Kennedy School of Government, Harvard University and the Managing Partner of Global Technology Partners, LLC. Dr. White has a long history of government service, serving as U.S. Deputy Secretary of Defense from 1995-1997; as Deputy Director of the Office of Management and Budget from 1978 to 1981, and as Assistant Secretary of Defense, Manpower, Reserve Affairs and Logistics from 1977 to 1978. Dr. White also served as a lieutenant in the United States Marine Corps from 1959 to 1961. Prior to his most recent government position, Dr. White was the Director of the Center For Business and Government at Harvard University and the Chairman of the Commission on Roles and Missions of the Armed Forces. Dr. White has extensive private sector experience, including service as Chairman and CEO of the Interactive Systems Corporation, a position he held from 1981 to 1988. Following Interactive Systems Corporation’s sale to the Eastman Kodak Company in 1988, he was General Manager of the Integration and Systems Product Division and a Vice President of Kodak until 1992. Dr. White also spent nine years at the RAND Corporation, where he served as the Senior Vice President of National Security Research Programs and as a member of the Board of Trustees. He continues to serve as a Senior Fellow to the RAND Corporation. Dr. White is a current member of the Council on Foreign Relations. He also serves as a Director of IRG International, Inc., the Institute for Defense Analyses and the Concord Coalition. He is a member of the Policy and Global Affairs Oversight Committee of the National Research Council.

The nominees for election to the Board of Directors are hereby proposed for approval by the stockholders. The affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Annual Meeting will be necessary to approve each nominee.

The Board of Directors Recommends a Vote FOR Each of the Proposed Nominees for Election to the Board of Directors.

Directors whose term continues beyond the 2008 Annual Meeting and who are not subject to election this year.

Class III — Directors Whose Term Expires in 2009

Name	Age	Principal Occupation And Other Information
Peter A. Cohen	61	Director since October 2005. Chairman of the Compensation Committee and a member of the Executive Committee. Mr. Cohen is the founding and managing partner of Ramius Capital Group, LLC, a private investment management and merchant banking firm formed in 1994. Prior to that, he formed Republic New York Securities, an investment management firm, in 1991 and was employed by Shearson Lehman Brothers, an investment banking firm, from 1978 to 1991. At Shearson, Mr. Cohen held a number of executive positions, including President and Chief Operating Officer from 1981 through 1990, and Chairman and Chief Executive Officer from 1983 to 1990. Over the course of his career, he has served on numerous corporate and philanthropic boards including the New York Stock Exchange, The American Express Company, Titan Incorporated and Kroll Inc. He is currently a director of The Mount Sinai Medical Center, and the Scientific Games Corporation where he serves as lead director.
Robert B. Millard	57	Director since April 1997. Non-Executive Chairman of the Board of Directors, member of the Compensation Committee and Chairman of the Executive Committee. Mr. Millard is a Managing Director of Lehman Brothers Inc., head of Lehman Brothers’ Global Trading Strategies Group. Mr. Millard joined Lehman Brothers Inc. in 1978 when Kuhn Loeb & Co. was acquired by Lehman Brothers Inc. and became a Managing Director of Lehman Brothers Inc. in 1983. Mr. Millard joined Kuhn Loeb & Co. in 1976. Mr. Millard is a director of GulfMark Offshore, Inc., Weatherford International, Inc., Associated Universities, Inc., Massachusetts Institute of Technology, New School University, Parsons School of Design, Population Council and the Remarque Institute. He is also a current member of the Council on Foreign Relations.
Arthur L. Simon	76	Director since April 2001. Member of the Audit and Nominating/Corporate Governance Committees. Mr. Simon is an independent consultant. Before his retirement, Mr. Simon was a partner at Coopers & Lybrand LLP, Certified Public Accountants, from 1968 to 1994. He is a director of Loral Space & Communications Corp.

Class II — Directors Whose Term Expires in 2010

Name	Age	Principal Occupation And Other Information
Claude R. Canizares	62	Director since May 2003. Member of the Audit Committee. Since 1971, Professor Canizares has been at the Massachusetts Institute of Technology (MIT). He currently serves as the Vice President for Research and Associate Provost and is the Bruno Rossi Professor of Physics. In addition, he is a principal investigator on NASA’s Chandra X-ray observatory and Associate Director of its science center. Professor Canizares is a member of the National Academy of Sciences, the International Academy of Astronautics, and a fellow of the American Academy of Arts and Sciences, the American Physical Society and the American Association for the Advancement of Science. He also serves on the governing council of the National Academy of Sciences.
Thomas A. Corcoran	63	Director since July 1997. Chairman of the Audit Committee since April 27, 2004 and a member of the Executive Committee. Mr. Corcoran is also Chief Executive Officer of Corcoran Enterprises, LLC, a private management consulting firm, and in this capacity, he works closely with The Carlyle Group, a Washington D.C. — based private equity firm. Mr. Corcoran has been a senior advisor to The Carlyle Group since 2004. From March 2001 to April 2004, Mr. Corcoran was the President and Chief Executive Officer of Gemini Air Cargo, a Carlyle company. Since February 2006, he has been Chairman of Proxy Aviation, Inc., a private company in Germantown, MD. Mr. Corcoran was the President and Chief Executive Officer of Allegheny Teledyne Incorporated from October 1999 to December 2000. From April 1993 to September 1999 he was the President and Chief Operating Officer of the Electronic Systems Sector and Space & Strategic Missiles Sector of Lockheed Martin Corporation. Prior to that he worked for General Electric for 26 years and from 1983 to 1993 he held various management positions with GE Aerospace and was a company officer from 1990 to 1993. Mr. Corcoran is a member of the Board of Trustees of Stevens Institute of Technology and the Boards of Directors of the American Ireland Fund, Remec Inc., Proxy Aviation Systems Inc, Aircraft Management Technologies (Dublin, Ireland), LaBarge, Inc., Aer Lingus Ltd., Serco Ltd. and ARINC, a Carlyle company.
Alan H. Washkowitz	67	Director since April 1997. Chairman of the Nominating/Corporate Governance Committee and member of the Compensation Committee. Mr. Washkowitz is a former Managing Director of Lehman Brothers, and was responsible for the oversight of Lehman Brothers Inc. Merchant Banking Portfolio Partnership L.P. Mr. Washkowitz joined Lehman Brothers Inc. in 1978 when Kuhn Loeb & Co. was acquired by Lehman Brothers. Mr. Washkowitz is a director of Peabody Energy Corporation. Mr. Washkowitz retired from Lehman Brothers Inc. in July 2005 and is currently a private investor.

Proposal 2. Approval of the L-3 Communications Holdings, Inc. 2008 Long Term Performance Plan

On February 5, 2008, the Board of Directors authorized and approved the L-3 Communications Holdings, Inc. 2008 Long Term Performance Plan (the ‘‘2008 Plan’’). The purpose of the 2008 Plan is to benefit the Company’s stockholders by encouraging high levels of performance by individuals who contribute to the success of the Company and its subsidiaries and to enable the Company and its subsidiaries to attract, motivate, retain and reward talented and experienced individuals. This purpose is to be accomplished by providing eligible individuals with an opportunity to obtain or increase a proprietary interest in the Company and/or by providing eligible individuals with additional incentives to join or remain with the Company and its subsidiaries. The Company has reserved 5,000,000 shares of Common Stock for issuance under the 2008 Plan, subject to approval of the 2008 Plan by the stockholders. A copy of the 2008 Plan is attached hereto as Exhibit A.

If the 2008 Plan is approved by the stockholders, it will become effective as of April 29, 2008 and no additional shares will be issued under the 1999 Long Term Performance Plan. Unless terminated earlier by the Company’s Board of Directors, the 2008 Plan will terminate on April 29, 2018.

The 2008 Plan is hereby proposed for approval by the stockholders. The affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Annual Meeting will be necessary to approve the 2008 Plan.

DESCRIPTION OF THE 2008 PLAN

ELIGIBILITY

Awards under the 2008 Plan may be granted to any employee, including any officer, of the Company or any of its subsidiaries or to any other individual who provides services to or on behalf of the Company or any of its subsidiaries, subject to the discretion of the Committee (as defined below) to determine the particular employees and other individuals who, from time to time, will be selected to receive awards. As of December 31, 2007, we employed approximately 64,600 employees.

TYPES OF AWARDS

Awards under the 2008 Plan may be in the form of non-qualified stock options, incentive stock options, stock appreciation rights (SARs), restricted stock and other share-based awards, such as performance-based awards. Awards may be granted singly or in combination with other awards, consistent with the terms of the 2008 Plan. Each award will be evidenced by an award agreement entered into between the Company and the recipient setting forth the specific terms and conditions applicable to that award. Awards under the 2008 Plan generally will be nontransferable by a holder (other than by will or the laws of descent and distribution) and rights thereunder generally will be exercisable during the holder’s lifetime only by the holder, except that awards, other than awards of incentive stock options, may be transferred to and exercised by a family member or family members of a participant or transferred to an irrevocable trust established for the benefit a participant’s family members during the participant’s lifetime. The maximum term of unvested or unexercised awards under the 2008 Plan is ten years from the initial grant date.

Stock options authorized under the 2008 Plan are rights to purchase a specified number of shares of the Common Stock at an exercise price of not less than the fair market value of the Common Stock on the grant date during the period set forth in the individual participant’s award agreement. Dividends and dividend equivalents may not be paid on unissued shares underlying option awards. Stock options that are granted as incentive stock options will be granted with such additional terms as are necessary to satisfy the applicable requirements of Section 422 of the U.S. Internal Revenue Code of 1986, as amended from time to time (the ‘‘Code’’). The fair market value of the Common Stock for which incentive stock options are exercisable for the first time by an optionee during any calendar year can not exceed $100,000 (measured as of the grant date) under current tax laws. Other awards are not limited in this manner.

SARs may be granted on a freestanding basis, in relation to a stock option or in ‘‘tandem’’ with a stock option, such that the exercise of either the option or the SAR cancels the recipient’s rights under the tandem award with respect to the number of shares so exercised. SARs entitle the recipient to receive, upon exercise of the SAR, an amount (payable in cash and/or Common Stock or other property) equal to the amount of the excess, if any, of the fair market value of a share of the Common Stock on the date the SAR is exercised (or some lesser ceiling amount) over the base price of the SAR (or the exercise price of an option, if the SAR is granted in tandem with an option), which cannot be less than the fair market value of a share of the Common Stock on the date the SAR was awarded (or the exercise price of a related stock option). Dividends and dividend equivalents may not be paid on unissued shares underlying SARs.

Restricted stock is Common Stock issued to the recipient, typically for minimal lawful consideration and subject to certain risks of forfeiture and restrictions and limitations on transfer, the vesting of which may depend on individual or corporate performance, continued service or other criteria.

Other incentive awards might include minimum ownership stock, phantom stock or units, performance stock or units, bonus stock or units, dividend equivalent units, similar securities or rights and other awards payable in or with a value derived from or a price related to the fair market value of the Common Stock, payable in Common Stock and/or cash, all on such terms as the Committee may approve. Such awards may be granted, become vested or be payable based upon the continued employment of a participant, or upon the attainment of specified corporate or individual performance goals (as in the case of performance stock or units).

Under Section 162(m) of the Code (‘‘Section 162(m)’’), the Company may not deduct certain compensation over $1,000,000 in any year to the Chief Executive Officer or any of the four other most highly compensated executive officers of the Company unless, among other things, this compensation qualifies as ‘‘performance-based compensation’’ under Section 162(m), and the material terms of the plan for such compensation are approved by stockholders. With reference to awards intended to qualify as performance-based compensation under Section 162(m), the material terms of the 2008 Plan include the eligible class of participants, the performance goal or goals and the maximum annual amount payable thereunder to any individual participant.

The eligible class of persons for performance-based awards under the 2008 Plan is all employees of the Company and its subsidiaries. Awards that are intended to qualify as performance-based awards under the 2008 Plan (other than stock options and SARs) may be granted only in accordance with the performance-based requirements of Section 162(m), as set forth below.

The performance goals for performance-based awards under the 2008 Plan are any one or a combination of earnings per share, return on equity, return on invested capital, total stockholder return and cash flow or any other performance goal or goals that the Committee, in its discretion, establishes in accordance with the requirements of Section 162(m). Specific performance periods (which may overlap with performance periods under outstanding performance-based awards), weightings of more than one performance goal and target levels of performance upon which actual payments will be based, as well as the award levels payable upon achievement of specified levels of performance, will be determined by the Committee not later than the applicable deadline under Section 162(m) and in any event at a time when achievement of such targets is substantially uncertain. These variables may change from award to award. To the extent set forth in an individual participant’s award agreement, appropriate adjustments to the performance goals and targets in respect of performance-based awards may be made by the Committee based upon objective criteria in the case of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, (ii) any extraordinary gain or loss under generally accepted accounting principles or (iii) any material change in accounting policies or practices affecting the Company and/or the performance goals or targets. The Company believes that specific performance targets (when established) may constitute confidential business information, the disclosure of which may adversely affect the Company or mislead the public.

The Committee must certify the achievement of the applicable performance goals and the actual amount payable to each participant under the performance-based awards prior to payment. The Committee may retain discretion to reduce, but not increase, the amount payable under a performance-based award to any participant, notwithstanding the achievement of targeted performance goals. Awards may be accelerated in the event of the employee’s death, permanent disability or retirement or in the event of a Change in Control of the Company, as described below.

The Committee also has the authority to grant awards under the 2008 Plan in substitution for or as the result of the assumption of stock incentive awards held by employees of other entities who become employees of the Company or a subsidiary as a result of a merger or acquisition of the entity.

Awards may be granted in connection with the surrender or cancellation of previously granted awards, or may be amended, under such terms and conditions, including numbers of shares and exercise price, exercisability or termination, that are the same as or different from the existing awards, all as the Committee may approve, except that no such grant or amendment may effect a repricing of the original award.

ADMINISTRATION; CHANGE IN CONTROL

The 2008 Plan provides that it shall be administered by the Compensation Committee (or subcommittee thereof) or another committee of the Board of Directors (‘‘Committee’’), constituted so as to permit awards under the 2008 Plan to comply with the ‘‘non-employee director’’ provisions of Rule 16b-3 under the Exchange Act and the ‘‘outside director’’ requirements of Section 162(m). The Committee has the authority within the terms and limitations of the 2008 Plan to designate recipients of awards, determine or modify (so long as it does not effect a repricing of the original award) the form, amount, terms, conditions, restrictions, and limitations of awards, including vesting provisions (subject to applicable limitations described below with respect to restricted stock), terms of exercise of an award, expiration dates and the treatment of an award in the event of the retirement, disability, death or other termination of a participant’s employment with the Corporation, and to construe and interpret the 2008 Plan. Such authority includes (subject to the limitations of the 2008 Plan) the discretion to accelerate vesting, extend the term or waive termination provisions or other restrictive conditions of outstanding awards.

The Committee is authorized to include specific provisions in award agreements relating to the treatment of awards in the event of a ‘‘Change in Control’’ of the Company and is authorized to take certain other actions in such an event. Change in Control under the 2008 Plan is defined generally to include: (i) a change in ownership involving a majority of the outstanding voting securities of the Company, (ii) a sale of all or substantially all of the assets of the Company or L-3 Communications Corporation or any successor thereto, (iii) certain changes, during any period of 24 months or less, of 50 percent or more of the members of its Board of Directors, or (iv) in the Committee’s sole discretion on a case-by-case basis with respect to outstanding awards to affected employees, the sale of a subsidiary, division or business unit.

The Committee may delegate to the officers or employees of the Company the authority to execute and deliver such instruments and documents and to take actions necessary, advisable or convenient for the effective administration of the 2008 Plan. It is intended generally that the awards under the 2008 Plan and the 2008 Plan itself comply with and be interpreted in a manner that, in the case of participants who are subject to Section 16 of the Exchange Act and for whom (or whose awards) the benefits of Rule 16b-3 are intended, satisfies the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under that Section. Similarly and as described further below, it is intended generally that the awards under the 2008 Plan will not be granted, deferred, accelerated, extended, modified or paid in a manner that would result in the participant incurring any tax liability under Section 409A of the Code. The 2008 Plan provides that neither the Company nor any member of the Board of Directors or of the Committee shall have any liability to any person for any action taken or not taken in good faith under the 2008 Plan.

AMENDMENT AND TERMINATION

The Board of Directors has the authority to amend, suspend or discontinue the 2008 Plan at any time, subject to any stockholder approval that may be required under applicable law and provided that no such action will affect any outstanding award in any manner adverse to the participant without the consent of the participant. Notwithstanding the foregoing, any amendment that would (i) materially increase the benefits accruing to any participant, (ii) materially increase the aggregate number of shares of Common Stock or other equity interests that may be issued under the 2008 Plan, or (iii) materially modify the requirements as to eligibility for participation in this 2008 Plan, shall be subject to stockholder approval. In addition, stockholder approval may be required to satisfy tax rules applicable to performance-based compensation under Section 162(m) or to subsequent grants of incentive stock options, or to satisfy other applicable legal requirements. Because the Committee retains the discretion to set and change the specific targets for each performance period under a performance-based award intended to be exempt from Section 162(m), stockholder ratification of the performance goals will be required, in any event, at five-year intervals in the future to exempt awards granted under the 2008 Plan from the limitations on deductibility thereunder.

AUTHORIZED SHARES; OTHER PROVISIONS; NON-EXCLUSIVITY

The maximum number of shares of the Common Stock that may be issued in respect of awards under the 2008 Plan may not exceed 5,000,000 shares. In addition, (i) the maximum number of shares of Common Stock that may be issued pursuant to ‘‘full value’’ awards (i.e., all awards excluding stock options and SARs) is 2,500,000, (ii) the maximum number of shares of Common Stock that may be issued pursuant to incentive stock option awards (i.e., stock options granted in accordance with Section 422 of the Code) is 3,000,000, and (iii) the maximum number of shares of Common Stock that may be issuable (or payable in cash by reference to such shares) pursuant to all awards granted during a calendar year to any individual participant is 500,000. With respect to performance-based awards, (i) the maximum number of shares of Common Stock that may be issuable (or payable in cash by reference to such shares) to any participant over the life of the 2008 Plan may not exceed 5% of the Company’s total outstanding shares of Common Stock and (ii) the maximum number of shares of Common Stock that may be issuable (or payable in cash by reference to such shares) pursuant to all awards (including stock options and SARs) granted during a calendar year to any individual participant is 500,000.

The number and kind of shares available for grant and the shares subject to outstanding awards (as well as individual share limits on awards and exercise prices of awards) shall be adjusted to reflect the effect of a stock dividend, stock split, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, extraordinary dividend or other distribution or other similar transaction. Any unexercised or undistributed portion of any expired, cancelled, terminated or forfeited award, or any alternative form of consideration under an award that is not paid in connection with the settlement of any portion of an award, will again be available for award under the 2008 Plan, whether or not the participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the participant’s ownership was restricted or otherwise not vested. However, the following shares of Common Stock shall not become available for reissuance under the 2008 Plan: (i) shares tendered by participants as full or partial payment to the Company upon exercise of stock options or other awards granted under the 2008 Plan; (ii) shares of Common Stock reserved for issuance upon the grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs; and (iii) shares withheld by, or otherwise remitted to, the Company to satisfy a participant’s tax withholding obligations upon the lapse of restrictions on restricted stock or the exercise of stock options or SARs or upon any other payment or issuance of shares under any other award granted under the 2008 Plan. With respect to the individual share limits on performance-based awards, awards that are cancelled will be counted against the applicable limits to the extent required by Section 162(m).

UPON APPROVAL OF THE 2008 PLAN BY THE STOCKHOLDERS, THE COMPANY INTENDS TO REGISTER UNDER THE SECURITIES ACT OF 1933 THE 5,000,000 SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE 2008 PLAN.

Full payment for shares purchased on exercise of any option or received under any other award, along with payment of any required tax withholding, must be made at the time of such exercise in cash or, if permitted by the Committee, in shares of Common Stock delivered by the participant or withheld from an award, or any combination thereof, or pursuant to such ‘‘cashless exercise’’ procedures as may be permitted by the Committee.

Except as specifically provided under an individual participant’s award agreement approved by the Committee, the minimum vesting period for awards of restricted stock is three years from the grant date (or one year in the case of restricted stock awards that are performance-based awards) and may not be accelerated to an earlier date except in the event of the participant’s death, permanent disability or retirement or in the event of a Change in Control. The 2008 Plan does not impose any minimum vesting periods on other types of awards, and the Committee may establish the vesting requirements (if any) for such awards in its sole discretion. However, shares of Common Stock acquired after exercise of an option may not, in the ordinary course, be sold before the expiration of six months from the grant date.

The 2008 Plan is not exclusive and does not limit the authority of the Company, the Board of Directors or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

FEDERAL INCOME TAX CONSEQUENCES

The following is a general description of federal income tax consequences to participants and the Company relating to nonqualified and incentive stock options and certain other awards that may be granted under the 2008 Plan. This discussion does not purport to cover all tax consequences relating to stock options and other awards.

An optionee will not recognize income upon the grant of a nonqualified stock option to purchase shares of Common Stock. Upon exercise of the option, the optionee will recognize ordinary compensation income equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the option price for such Common Stock. The tax basis of the Common Stock acquired by exercising an option in the hands of the optionee will equal the option price for the Common Stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the Common Stock will commence on the day the option is exercised. An optionee who sells Common Stock acquired by exercising an option will recognize capital gain or loss measured by the difference between the tax basis of the Common Stock and the amount realized on the sale. Such gain or loss will be long-term if the Common Stock is held for more than 12 months after exercise, and short-term if held for 12 months or less after exercise. The Company or a subsidiary will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

An optionee will not recognize income upon the grant of an incentive stock option to purchase shares of Common Stock, and will not recognize income upon exercise of the option, provided such optionee was an employee of the Company or a subsidiary at all times from the grant date until three months prior to exercise (or one year prior to exercise in the event of disability). Generally, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option price will be includable in alternative minimum taxable income for purposes of determining alternative minimum tax and such amount will be added to the tax basis of such Common Stock for purposes of determining alternative minimum taxable income in the year the Common Stock is sold. Where an optionee who has exercised an incentive stock option sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, long-term capital gain or loss will be recognized equal to the difference between the sales price and the option price. An optionee who sells such shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the amount paid for the shares, or (ii) the excess of the amount realized on the sale over the adjusted basis in the shares. Any remaining gain or loss will be treated as a capital gain or loss. The Company or a subsidiary will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the optionee recognizes the income.

The current federal income tax consequences of other awards authorized under the 2008 Plan generally follow certain basic patterns: SARs are taxed to the individuals and deductible by the Company in substantially the same manner as nonqualified stock options; and nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the Common Stock over the purchase price (if any) at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the grant date); in each of the foregoing cases, the Company will generally have (at the time the participant recognizes income) a corresponding deduction.

If, as a result of a Change in Control event, a participant’s stock options or SARs or other rights become immediately exercisable, or restrictions immediately lapse on an award, or cash, shares or other benefits covered by another type of award are immediately vested or issued, the additional economic value, if any, attributable to the acceleration or issuance may be deemed a ‘‘parachute payment’’ under Section 280G of the Code. In such case, the participant may be subject to a 20% non-deductible excise tax as to all or a portion of such economic value, in addition to any income tax payable. The Company will not be entitled to a deduction for that portion of any parachute payment that is subject to the excise tax.

Notwithstanding any of the foregoing discussions with respect to the deductibility of compensation under the 2008 Plan, Section 162(m) would render non-deductible to the Company certain compensation in excess of $1,000,000 in any year to the Named Executive Officers, unless such excess compensation is ‘‘performance-based’’ (as defined in Section 162(m)) or is otherwise exempt from Section 162(m). The applicable conditions of an exemption for a performance-based compensation plan include, among others, a requirement that the stockholders approve the material terms of the plan. Stock options, SARs and certain (but not all) other types of awards may be granted to qualify for the exemption for performance-based compensation under Section 162(m).

The American Jobs Creation Act of 2004 introduced a new section of the Code (‘‘Section 409A’’) covering certain nonqualified deferred compensation arrangements. Section 409A generally establishes new rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the 2008 Plan may constitute ‘‘deferred compensation’’ within the meaning of and subject to Section 409A. The 2008 Plan is intended to be interpreted and operated in accordance with Section 409A, including any regulations or guidance issued by the Treasury Department, and contains a number of provisions intended to avoid the imposition of additional tax on the 2008 Plan participants under Section 409A. The Board of Directors may amend the 2008 Plan, and the Committee may amend outstanding awards thereunder, while preserving the intended benefits of awards granted under the 2008 Plan to avoid the imposition of an additional tax under Section 409A. In addition, no award under the 2008 Plan can be granted, deferred, accelerated, extended, paid out or modified under the 2008 Plan in a manner that would result in the imposition of an additional tax under Section 409A on a participant. If a payment with respect to an award would result in tax liability to the participant under 409A, the Company will not make the payment when otherwise required and instead will make the payment on the first day that payment would not result in the tax liability.

The Board of Directors Recommends a Vote FOR Approval of the L-3 Communications Holdings, Inc. 2008 Long Term Performance Plan.

Proposal 3. Approval of the L-3 Communications Holdings, Inc. 2008 Directors Stock Incentive Plan

On February 5, 2008, the Board of Directors authorized and approved the L-3 Communications Holdings, Inc. 2008 Directors Stock Incentive Plan (the ‘‘2008 Directors Plan’’). The purpose of the 2008 Directors Plan is to promote the long-term financial interests and growth of the Company by attracting and retaining non-employee directors with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business, and to further the alignment of interests of non-employee directors with those of the stockholders of the Company through opportunities for increased Common Stock, or stock-based, ownership in the Company. The Company has reserved 300,000 shares of Common Stock for issuance under the 2008 Directors Plan, subject to approval of the 2008 Directors Plan by the stockholders. A copy of the 2008 Directors Plan is attached hereto as Exhibit B.

If the 2008 Directors Plan is approved by the stockholders, it will become effective as of April 29, 2008 and no additional shares will be issued under the 1998 Directors Stock Option Plan for Non-Employee Directors of L-3 Communications Holdings, Inc. Unless terminated earlier by the Company’s Board of Directors, the 2008 Directors Plan will terminate on April 29, 2018.

The 2008 Directors Plan is hereby proposed for approval by the stockholders. The affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Annual Meeting will be necessary to approve the 2008 Directors Plan.

DESCRIPTION OF THE 2008 DIRECTORS PLAN

ELIGIBILITY

Awards under the 2008 Directors Plan may be granted only to non-employee directors of the Company. As of December 31, 2007, we had eight non-employee directors.

TYPES OF AWARDS

Awards under the 2008 Directors Plan may be in the form of non-qualified stock options, restricted stock, restricted stock units and minimum ownership stock. Awards may be granted singly or in combination with other awards, consistent with the terms of the 2008 Directors Plan. Each award will be evidenced by an award agreement entered into between the Company and the recipient setting forth the specific terms and conditions applicable to that award. Awards under the 2008 Directors Plan generally will be nontransferable by a holder (other than by will or the laws of descent and distribution) and rights thereunder generally will be exercisable during the holder’s lifetime only by the holder, except that awards may be transferred to and exercised by a family member or family members of a participant or transferred to an irrevocable trust established for the benefit a participant’s family members during the participant’s lifetime. The maximum term of unvested or unexercised awards under the 2008 Directors Plan is ten years from the initial grant date.

Stock options are rights to purchase a specified number of shares of the Common Stock at an exercise price of not less than the fair market value of the Common Stock on the grant date during the period set forth in the individual participant’s award agreement. Stock options authorized under the 2008 Directors Plan are not intended to comply with the requirements of Section 422 of the Code. Dividends and dividend equivalents may not be paid on unissued shares underlying option awards.

Restricted stock is Common Stock issued to the recipient, typically for minimal lawful consideration and subject to certain risks of forfeiture and restrictions and limitations on transfer, the vesting of which may depend on continued service or other criteria.

A restricted stock unit is an award of bookkeeping credits that automatically convert into shares of Common Stock upon satisfaction of a stated vesting period or requirement. Restricted stock units are not outstanding shares of Common Stock and do not entitle a participant to voting or other rights with respect to Common Stock; provided, however, that the applicable award agreement may provide for the payment of dividend equivalents on unissued shares of Common Stock underlying an award of restricted stock units, on either a current or deferred or contingent basis, and either in cash or in additional shares of Common Stock.

Minimum ownership stock is an award of shares of Common Stock that are issued to the participant in lieu of cash compensation otherwise payable to the participant in order to satisfy the Company’s applicable stock ownership guidelines from time to time in effect. Minimum ownership stock shall not be subject to any vesting period or requirement, but may be subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine. Such restrictions are not expected to constitute a substantial risk of forfeiture for federal income tax purposes.

Awards may be granted in connection with the surrender or cancellation of previously granted awards, or may be amended, under such terms and conditions, including numbers of shares and exercise price, exercisability or termination, that are the same as or different from the existing awards, all as the Committee may approve, except that no such grant or amendment may effect a repricing of the original award and no amendment may modify an outstanding award in a manner that is adverse to the participant without the participant’s consent.

ADMINISTRATION; CHANGE IN CONTROL

The 2008 Director Plan provides that it shall be administered by the Committee or subcommittee thereof, constituted so as to permit awards under the 2008 Director Plan to comply with the ‘‘non-employee director’’ provisions of Rule 16b-3 under the Exchange Act. The Board of Directors has the authority within the terms and limitations of the 2008 Director Plan (including the authority to delegate such authority in whole or in part to the Committee) to designate recipients of awards and to determine the timing, form and amount of shares of Common Stock subject to such awards. The Committee has the authority within the terms and limitations of the 2008 Director Plan to determine or modify (so long as it does not effect a repricing of the original award) the terms, conditions, restrictions and limitations of awards, including vesting provisions, terms of exercise of an award, expiration dates and the treatment of an award in the event of the retirement, disability, death or other termination of a participant’s service as a non-employee director of the Corporation, and to construe and interpret the 2008 Directors Plan. Such authority includes (subject to the limitations of the 2008 Directors Plan) the discretion to accelerate vesting, extend the term or waive termination provisions or other restrictive conditions of outstanding awards.

The Committee is authorized to include specific provisions in award agreements relating to the treatment of awards in the event of a ‘‘Change in Control’’ of the Company and is authorized to take certain other actions in such an event. Change in Control under the 2008 Director Plan is defined generally to include: (i) a change in ownership involving a majority of the outstanding voting securities of the Company, (ii) a sale of all or substantially all of the assets of the Company or L-3 Communications Corporation or any successor thereto, or (iii) certain changes, during any period of 24 months or less, of 50 percent or more of the members of its Board of Directors.

The Committee may delegate to certain officers of the Company its duties under the 2008 Directors Plan subject to such conditions and limitations as the Committee may prescribe, except that under no circumstances may any such duties be delegated (including the authority to approve the grant of an award) except as permitted under applicable law. It is intended generally that the awards under the 2008 Directors Plan and the 2008 Directors Plan itself comply with and be interpreted in a manner that satisfy the applicable requirements of Rule 16b-3, so that the participants will be entitled to the benefits of Rule 16b-3 or other exemptive rules under that Section. The 2008 Directors Plan provides that no member of the Committee shall have any liability to any person for any action taken or not taken in good faith under the 2008 Directors Plan.

AMENDMENT AND TERMINATION

The Board of Directors has the authority to amend, suspend or discontinue the 2008 Directors Plan at any time, subject to stockholder approval that may be required under applicable law. Notwithstanding the foregoing, no such action may be taken that would modify an outstanding award in a manner that is adverse to the participant without the participant’s consent, change the requirements relating to the Committee, or (without obtaining stockholder approval) extend the term of the 2008 Director Plan.

AUTHORIZED SHARES; OTHER PROVISIONS; NON-EXCLUSIVITY

The number of shares of the Common Stock that may be issued in respect of awards under the 2008 Directors Plan may not exceed 300,000 shares. The number of shares available for grant and the shares subject to outstanding awards (as well as individual exercise prices of awards) shall be adjusted to reflect the effect of a stock dividend, stock split, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, extraordinary dividend or other distribution or other similar transaction. Any unexercised or undistributed portion of any expired, cancelled, terminated or forfeited award, or any alternative form of consideration under an award that is not paid in connection with the settlement of any portion of an award, will again be available for award under the 2008 Directors Plan, whether or not the participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the participant’s ownership was restricted or otherwise not vested. However, the following shares of Common Stock shall not become available for reissuance under the 2008 Directors Plan: (i) shares tendered by participants as full or partial payment to the Company upon exercise of stock options and (ii) shares withheld by, or otherwise remitted to, the Company to satisfy a participant’s tax withholding obligations in connection with an award.

UPON APPROVAL OF THE 2008 DIRECTORS PLAN BY THE STOCKHOLDERS, THE COMPANY INTENDS TO REGISTER UNDER THE SECURITIES ACT OF 1933 THE 300,000 SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE 2008 DIRECTORS PLAN.

Full payment for shares purchased on exercise of any option or received under any other award, along with payment of any required tax withholding, must be made at the time of such exercise in cash or, if permitted by the Committee, in shares of Common Stock delivered by the participant or withheld from an award, or any combination thereof, including such ‘‘cashless exercise’’ procedures as may be permitted by the Committee. Any payment required in respect of other awards may be in such amount and in any lawful form of consideration as may be authorized by the Committee.

The 2008 Directors Plan does not impose minimum vesting periods on any types of awards, and the Committee may establish the vesting requirements (if any) for awards in its sole discretion. However, shares of Common Stock acquired after exercise of an option may not, in the ordinary course, be sold before the expiration of six months from the grant date.

The 2008 Directors Plan is not exclusive and does not limit the authority of the Company, the Board of Directors or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

FEDERAL INCOME TAX CONSEQUENCES

The following is a general description of Federal income tax consequences to participants and the Company relating to nonqualified stock options and certain other awards that may be granted under the 2008 Directors Plan. This discussion does not purport to cover all tax consequences relating to stock options and other awards.

An optionee will not recognize income upon the grant of a nonqualified stock option to purchase shares of Common Stock. Upon exercise of the option, the optionee will recognize ordinary compensation income equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the option price for such Common Stock. The tax basis of the Common Stock acquired by exercising an option in the hands of the optionee will equal the option price for the Common Stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the Common Stock will commence on the day the option is exercised. An optionee who sells Common Stock acquired by exercising an option will recognize capital gain or loss measured by the difference between the tax basis of the Common Stock and the amount realized on the sale. Such gain or loss will be long-term if the Common Stock is held for more than 12 months after exercise and short-term if held for 12 months or less after exercise. The Company will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

Nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the Common Stock over the purchase price (if any) at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the grant date); in such case, the Company will generally have (at the time the participant recognizes income) a corresponding deduction.

A restricted stock unit should not result in income recognition for a participant until the participant is no longer subject to a substantial risk of forfeiture and receives a distribution of Common Stock. The amount of the income shall be equal to the fair market value of the Common Stock on the date that the shares of Common Stock are delivered to the participant. In such case, the Company will generally have (at the time the participant recognizes income) a corresponding deduction.

Minimum ownership stock will not be subject to a substantial risk of forfeiture so it is expected to result in income recognition equal to the excess of the fair market value of the Common Stock over the purchase price (if any) at the time of the grant of the award. The Company will generally have a corresponding deduction at the same time.

If, as a result of a change in control event, a participant’s stock options or other rights become immediately exercisable, or restrictions immediately lapse on an award, or cash, shares or other benefits covered by another type of award are immediately vested or issued, the additional economic value, if any, attributable to the acceleration or issuance may be deemed a ‘‘parachute payment’’ under Section 280G of the Code. In such case, the participant may be subject to a 20% non-deductible excise tax as to all or a portion of such economic value, in addition to any income tax payable. The Company will not be entitled to a deduction for that portion of any parachute payment that is subject to the excise tax.

The American Jobs Creation Act of 2004 introduced a new section of the Code (‘‘Section 409A’’) covering certain nonqualified deferred compensation arrangements. Section 409A generally establishes new rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the 2008 Directors Plan may constitute ‘‘deferred compensation’’ within the meaning of and subject to Section 409A. The 2008 Directors Plan is intended to be interpreted and operated in accordance with Section 409A, including any regulations or guidance issued by the Treasury Department, and contains a number of provisions intended to avoid the imposition of additional tax on the 2008 Directors Plan participants under Section 409A. The Board of Directors may amend the 2008 Directors Plan, and the Committee may amend outstanding awards thereunder, while preserving the intended benefits of awards granted under the 2008 Directors Plan to avoid the imposition of an additional tax under Section 409A. In addition, no award under the 2008 Directors Plan can be granted, deferred, accelerated, extended, paid out or modified under the 2008 Directors Plan in a manner that would result in the imposition of an additional tax under Section 409A on a participant. If a payment with respect to an award would result in tax liability to the participant under 409A, the Company will not make the payment when otherwise required and instead will make the payment on the first day that payment would not result in the tax liability.

The Board of Directors Recommends a Vote FOR Approval of the L-3 Communications Holdings, Inc. 2008 Directors Stock Incentive Plan.

Proposal 4. Selection of Independent
 Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP to act as our independent registered public accounting firm for the fiscal year ending December 31, 2008, and a proposal to ratify this selection will be submitted to the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has acted as our independent registered public accounting firm since our formation in 1997, and the Audit Committee and the Board of Directors believe it is desirable and in our best interests to continue to retain that firm. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

If the foregoing proposal is not approved by the holders of a majority of the shares represented at the Annual Meeting, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee and the Board of Directors.

The Board of Directors Recommends a Vote FOR Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.

The Board of Directors and Certain Governance Matters

Our Board of Directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and four standing committees: the Executive, Audit, Nominating/Corporate Governance and Compensation Committees. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues.

The Board of Directors has affirmatively determined that all of the directors, other than Mr. Strianese, including those who serve on the Executive, Audit, Nominating/Corporate Governance and Compensation Committees of the Board of Directors, have no material relationship with us, either directly or as a partner, stockholder, or officer of an organization that has a relationship with us. Therefore, all of our directors, other than Mr. Strianese, are ‘‘independent’’ for purposes of the NYSE listing standards. In connection with its determination that Mr. Millard and Professor Canizares are independent directors, the Board of Directors considered the fact that we conducted business with Massachusetts Institute of Technology, or MIT, where Mr. Millard is a trustee and Professor Canizares is employed as a full time professor. During 2007, we retained MIT to provide research and development on our behalf, and MIT purchased equipment from us. Payments made to, or received from, MIT were less than 1% of MIT’s or L-3’s annual consolidated gross revenues during its last completed fiscal year. Mr. Millard and Professor Canizares did not have any material direct or indirect interest in these transactions and Professor Canizares recused himself from all decisions regarding L-3. In addition, in connection with its determination that Mr. Millard is independent, the Board of Directors considered the fact that Mr. Millard is employed by Lehman Brothers Inc. and the Board of Directors engaged Lehman Brothers Inc. as a broker in connection with our Common Stock share repurchase program. In reaching this determination the Board of Directors considered the fact that Mr. Millard was not involved in our decision to retain Lehman Brothers Inc. as our broker and Mr. Millard did not receive any direct or indirect benefit due to the commission fees paid to Lehman Brothers Inc. In 2007, Lehman Brothers Inc. received commission fees of approximately $150,000 from L-3.

Mr. Millard serves as a director, trustee or in a similar capacity (but not as an executive officer or employee) for one or more non-profit organizations to whom we have made charitable contributions. Contributions to these organizations were less than $100,000 during their last completed fiscal years and were below the thresholds set forth under our categorical standards of director independence.

In addition, the Board of Directors has determined that Professor Canizares and Messrs. Corcoran and Simon, members of the Audit Committee, are ‘‘independent’’ for purposes of Section 10A(m)(3) of the Securities and Exchange Act of 1934.

Pursuant to the requirements of the NYSE, the Board of Directors has adopted Corporate Governance Guidelines that meet or exceed the independence standards of the NYSE. Also, as part of our Corporate Governance Guidelines, the Board of Directors has adopted categorical standards to assist it in evaluating the independence of each of its directors. The categorical standards, which are set forth as Exhibit C to this proxy statement, are intended to assist the Board of Directors in determining whether or not certain relationships between our directors and us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us, are ‘‘material relationships’’ for purposes of the NYSE independence standards. The categorical standards establish thresholds at which such relationships are deemed not to be material. Our Corporate Governance Guidelines, which include our categorical standards of independence, can be obtained through our Web site at http://www.L-3com.com.

Directors are expected to attend board meetings and meetings of the committees on which they serve and to spend the time needed, and meet as frequently as necessary, in order to properly discharge their responsibilities. In addition, to the extent reasonably practicable, directors are expected to attend stockholder meetings. During the fiscal year ended December 31, 2007, the Board of Directors held eleven regularly scheduled meetings and one special meeting. Each director attended at least 75% of the combined number of meetings of the Board of Directors and meetings of committees on which he served during the past fiscal year. All of our current directors attended our annual stockholders meeting in April 2007. In accordance with applicable NYSE listing requirements, our independent directors hold regular executive sessions at which management, including the President and Chief Executive Officer, is not present. Mr. Millard, our Non-Executive Chairman of the Board of Directors, presides at the regularly held executive sessions of the independent directors.

Executive Committee

The Executive Committee currently consists of Messrs. Cohen, Corcoran and Millard (Chairman). This committee did not meet during 2007. The Executive Committee may exercise most board powers during the period between board meetings.

Audit Committee

The Audit Committee currently consists of Professor Canizares and Messrs. Corcoran (Chairman) and Simon. This committee met thirteen times during 2007. The Audit Committee is generally responsible for, among other things:

•	selecting, appointing, compensating, retaining and terminating our independent registered public accounting firm;

•	overseeing the auditing work of any independent registered public accounting firm employed by us, including the resolution of any disagreement between management and the independent registered public accounting firm regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services;

•	pre-approving audit, other audit, audit-related and permitted non-audit services to be performed by the independent registered public accounting firm and related fees;

•	meeting with our independent registered public accounting firm to review the proposed scope of the annual audit of our financial statements and to discuss such other matters that it deems appropriate;

•	reviewing the findings of the independent registered public accounting firm with respect to the annual audit;

•	meeting to review and discuss with management and the independent registered public accounting firm our periodic financial reports prior to our filing them with the Securities and Exchange Commission (SEC) and reporting annually to the Board of Directors with respect to such matters;

•	reviewing with our financial and accounting management, the independent registered public accounting firm and internal auditor the adequacy and effectiveness of our internal control over financial reporting, financial reporting process and disclosure controls and procedures; and

•	reviewing the internal audit function.

The Board of Directors has determined that all of the members of the Audit Committee are financially literate and meet the independence requirements mandated by the NYSE listing standards, Section 10A(m)(3) of the Securities and Exchange Act of 1934 and our independence standards.

In addition, the Board of Directors has determined that Mr. Simon is an ‘‘audit committee financial expert,’’ as defined by Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Compensation Committee currently consists of Messrs. Cohen (Chairman), Millard, Shalikashvili and Washkowitz. This committee, which had five meetings during 2007, is responsible for administering our 1998 Directors Stock Option Plan for Non-Employee Directors and our 1999 Long Term Performance Plan. In addition, if approved by stockholders, this committee will administer the L-3 Communications Holdings, Inc. 2008 Long Term Performance Plan and the L-3 Communications Holdings, Inc. 2008 Directors Stock Incentive Plan.

This committee is also responsible for, among other functions:

•	reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer compensation;

•	evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives and, either as a committee or together with other independent directors (as directed by the Board of Directors), determining and approving the annual salary, bonus, stock options and other benefits, direct and indirect, of the Chief Executive Officer based on such evaluation;

•	reviewing and making recommendations to the Board of Directors with respect to non-Chief Executive Officer compensation, L-3’s incentive compensation and equity-based plans that are subject to the approval of the Board of Directors, and overseeing the activities of the individuals responsible for administering those plans;

•	reviewing, discussing and approving the compensation discussion and analysis section contained in this proxy statement; and

•	reviewing and approving all equity compensation plans of L-3 that are not otherwise subject to the approval of L-3’s stockholders.

In fulfilling its responsibilities, the committee can delegate any or all of its responsibilities to a subcommittee of the committee. For a discussion concerning the processes and procedures for determining executive and director compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see Compensation Discussion and Analysis beginning on page 30 and Compensation of Directors beginning on page 54.

The Board of Directors has determined that all of the members of the Compensation Committee meet the independence requirements mandated by the NYSE listing standards and the rules of the SEC in each case as they are applicable to serving on the Compensation Committee, and our standards of independence. In addition, all members of the Compensation Committee other than Mr. Millard qualify as ‘‘outside directors’’ under Section 162(m) of the Code. Mr. Millard, who may not qualify as an ‘‘outside director’’ under 162(m), abstains from actions by the Compensation Committee with respect to compensation awards that are intended to qualify as performance-based awards under Section 162(m). For more of a discussion concerning section 162(m), see Compensation Discussion and Analysis — Other Factors Affecting Compensation on page 39.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee currently consists of Messrs. Shalikashvili, Simon, Washkowitz (Chairman) and White. This committee, which met four times during 2007, monitors corporate governance policies and procedures and serves as the Nominating Committee for the Board of Directors.

The primary functions performed by this committee include, among other responsibilities:

•	developing, recommending and monitoring corporate governance policies and procedures for L-3 and the Board of Directors;

•	recommending to the Board of Directors criteria for the selection of new directors;

•	identifying and recommending to the Board of Directors individuals to be nominated as directors;

•	evaluating candidates recommended by stockholders in a timely manner;

•	conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;

•	overseeing the evaluation of the Board of Directors and management; and

•	overseeing and approving the management continuity planning process.

The Nominating/Corporate Governance Committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third party search firms and other sources. In identifying candidates for membership on the Board of Directors, the Nominating/Corporate Governance Committee takes into account (i) minimum individual qualifications, such as strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board of Directors and (ii) all other factors it considers appropriate. After conducting an initial evaluation of a candidate, the committee will interview that candidate if it believes the candidate might be suitable to be a director and may also ask the candidate to meet with other directors and management. If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board of Directors that candidate’s election.

The Nominating/Corporate Governance Committee will review all candidates in the same manner, regardless of the source of the recommendation. Individuals recommended by stockholders for nomination as a director will be considered in accordance with the procedures described under Stockholder Proposals and Nominations on page 24 of this proxy statement.

The Board of Directors has determined that all of the members of the Nominating/Corporate Governance Committee meet the independence requirements mandated by the applicable NYSE listing standards applicable to serving on the Nominating/Corporate Governance Committee and our standards of independence.

Committee Charters and Corporate Governance Guidelines

The Board of Directors has adopted a charter for each of the Audit, Nominating/Corporate Governance and Compensation Committees and corporate governance guidelines that address the make-up and functioning of the Board of Directors. You can find links to these materials on our Web site at: http://www.L-3com.com. A copy of such materials may also be obtained without charge upon request from our Corporate Secretary.

Code of Ethics and Business Conduct

The Board of Directors has adopted a code of ethics and business conduct that applies to all of our directors, officers and employees. You can obtain a copy of this code without charge upon request from our Corporate Secretary. You can also find a link to such code on our Web site at http://www.L-3com.com. In accordance with, and to the extent required by, the rules and regulations of the SEC, we intend to post on our Web site waivers or implied waivers (as such terms are defined in Item 5.05 of Form 8-K of the Securities and Exchange Act of 1934) and amendments of the code of ethics and business conduct that apply to any of our directors and executive officers, including our president and chief executive officer, vice president and chief financial officer and corporate controller or other persons performing similar functions.

Stockholder Communications with Directors

Anyone who would like to communicate with, or otherwise make his or her concerns known directly to, the chair of any of the Executive, Audit, Nominating/Corporate Governance and Compensation Committees, or to the non-management directors as a group, may do so either by email that can be accessed through our Web site or by addressing such communications or concerns to the Corporate Secretary of L-3 Communications Holdings, Inc., 600 Third Avenue, New York, New York 10016, who will forward such communications to the appropriate party. The addressed communications may be done confidentially or anonymously.

 Stockholder Proposals and Nominations

Any stockholder desiring to submit a proposal to be presented for consideration in our 2009 proxy statement must submit such proposal, including proposals with respect to recommending director candidates, to us no later than the close of business on November 18, 2008. Under Rule 14a-8 of the Exchange Act, a stockholder submitting a proposal is required to be a record or beneficial owner of at least 1% or $2,000 in market value of the Common Stock and to have held such Common Stock for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held. Any stockholder who wishes to present a proposal at our 2009 annual meeting, outside the processes of Rule 14a-8 of the Exchange Act, must submit such proposal to us no later than the close of business on January 31, 2009. All proposals should be sent by certified mail, return receipt requested, to the attention of the Corporate Secretary, L-3 Communications Holdings, Inc., 600 Third Avenue, New York, New York 10016.

Stockholders may recommend director candidates for consideration by the Nominating/Corporate Governance Committee. Such notice must include the name, address, and class and number of shares owned by the stockholder making such recommendation; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under federal securities laws. You must submit the nominee’s consent to be elected and to serve. The Company may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee.

The notice must be delivered to the Corporate Secretary, who will forward the notice to the Nominating/Corporate Governance Committee for consideration.

Executive and Certain Other Officers of the Company

Set forth below is certain information regarding each of our current executives, other than Mr. Strianese who is presented under ‘‘Class I — Nominees for Term Expiring in 2011’’, and certain of our other officers.

Name	Age	Principal Occupation and Other Information
Jimmie V. Adams	71	Senior Vice President — Washington, D.C. Operations. He became a Senior Vice President in August 2006. General Jimmie V. Adams (U.S.A.F.—Ret.) joined us in May 1997. From April 1996 until April 1997, he was Vice President of Lockheed Martin’s Washington Operations for the CI and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he had held the same position at Loral since 1993. Before joining Loral in 1993, he was Commander-in-Chief, Pacific Air Forces, Hickam Air Force Base, Hawaii, capping a 35-year career with the U.S. Air Force. He was also Deputy Chief of Staff for Plans and Operation for U.S. Air Force Headquarters and Vice Commander of Headquarters Tactical Air Command and Vice Commander-in-Chief of the U.S. Air Forces Atlantic at Langley Air Force Base. He is a command pilot with more than 141 combat missions.
Curtis Brunson	60	Senior Vice President — Corporate Strategy and Development. Mr. Brunson became a Senior Vice President in February 2007 and is responsible for L-3’s corporate growth initiatives, including customer relationships, technical development and business development. Mr. Brunson began his career in 1972 with Sperry Systems Management Division, prior to its merger into Unisys Government Services. At Unisys for over 20 years, he held several management positions of increasing responsibility. When Loral acquired Unisys Communication Systems in Salt Lake City, he was General Manager. That division became part of L-3 Communications during its formation in 1997, with Mr. Brunson becoming President at that time. Mr. Brunson holds a Bachelor of Science degree in Computer Science from the New York Institute of Technology and a Masters of Science degree in Computer Science from Polytechnic Institute in Brooklyn, New York.
David T. Butler III	51	Senior Vice President — Business Operations. Mr. Butler became a Senior Vice President in February 2007. He had been the Vice President of Mergers, Acquisitions and Corporate Strategy since December 2000. He joined us in 1997 as our Corporate Director of Planning and Strategic Development. Prior to joining us, Mr. Butler held a number of financial positions with Loral and Lockheed Martin. Mr. Butler is a graduate of Villanova University.

Name	Age	Principal Occupation and Other Information
Robert W. Drewes	65	Senior Vice President and President of the L-3 Integrated Systems Group. He became a Senior Vice President in August 2006. Mr. Drewes became a Vice President in March 2002 upon our acquisition of the Integrated Systems business from Raytheon Company. Mr. Drewes became President of the Integrated Systems business in May 2001. Prior to joining Integrated Systems, Mr. Drewes was the Vice President of Productivity for Raytheon Company. Mr. Drewes joined Raytheon Company in November 1997 after completing 33 years of distinguished service in the U.S. Air Force with the rank of Major General.
James W. Dunn	64	Senior Vice President and President of the Sensors and Simulation Group. Mr. Dunn became a Senior Vice President in January 2004. He joined us in June 2000 as President of our Link Simulation and Training division. Prior to joining us, from April 1996, when Loral Corporation was acquired by Lockheed Martin, until May 2000, Mr. Dunn served as president of several Lockheed Martin business units, including the Tactical Defense Systems Group, the Defense Systems Group, Fairchild Systems and the NESS Eagan, Akron and Archibald divisions. Prior to that, Mr. Dunn was with the Loral Corporation, which he joined in 1978, and held a series of management positions there during his 18-year tenure, including President of Loral Fairchild Systems, Senior Vice President of Engineering and Senior Vice President of Program Management. Mr. Dunn has Bachelor’s and Master’s degrees in Electrical Engineering and a Master’s degree in Business Administration.
Kathleen E. Karelis	47	Senior Vice President, General Counsel and Corporate Secretary. Ms. Karelis joined L-3 in December 2006 as a Senior Vice President, General Counsel and Corporate Secretary. In private practice, Ms. Karelis was a Senior Partner at the law firm of Jenner & Block. She has represented L-3 and many other government contractors in the full range of issues faced by leaders in the defense and aerospace community. She received a Juris Doctorate, cum laude, from the University of Miami School of Law, where she was the Managing Editor of the University of Miami Law Review and a member of the Order of the Coif. Ms. Karelis also holds a Bachelor’s degree in Business Administration and a Master’s degree in Contract and Acquisition Management.

Name	Age	Principal Occupation and Other Information
Robert W. RisCassi	72	Senior Vice President. He became a Senior Vice President in August 2006. General Robert W. RisCassi (U.S. Army-Ret.) joined us in April 1997. From April 1996 until April 1997, he was Vice President of Land Systems for Lockheed Martin’s C3I and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he had held the same position for Loral since 1993. He joined Loral in 1993 after retiring as U.S. Army Commander in Chief, United Nations Command/Korea. His 35-year military career included posts as Army Vice Chief of Staff; Director, Joint Staff, Joint Chiefs of Staff; Deputy Chief of Staff for Operations and Plans; and Commander of the Combined Arms Center.
Charles J. Schafer	60	Senior Vice President and President of the Products Group. Mr. Schafer became a Senior Vice President in April 2002. Mr. Schafer was appointed President of the Products Group in September 1999. He joined us in August 1998 as Vice President — Business Operations. Prior to August 1998, he was President of Lockheed Martin’s Tactical Defense Systems Division, a position he also held at Loral since September 1994. Prior to the April 1996 acquisition of Loral, Mr. Schafer held various executive positions with Loral, which he joined in 1984.
Carl E. Vuono	73	Senior Vice President and President of the L-3 Services Group. General Vuono (U.S. Army-Ret.) became a Senior Vice President in August 2006. He joined L-3 when we acquired MPRI in June of 2000. General Vuono came to MPRI and L-3 after a distinguished military career during which he served at all levels of command. His service to the nation culminated in his appointment as the 31st Chief of Staff of the U.S. Army and, in that capacity, he was the architect of the trained and ready Army and led the Army in combat operations in Panama and in Desert Storm.
Ralph G. D’Ambrosio	40	Vice President, Chief Financial Officer and Principal Accounting Officer. Mr. D’Ambrosio became Chief Financial Officer in January 2007. From March 2005 until January 2007, he was our Vice President — Finance and Principal Accounting Officer. He became a Vice President in July 2001 and was our Controller from August 2000 until March 11, 2005. He joined us in August 1997 and was our Assistant Controller until July 2000. Prior to joining us, he was a senior manager at Coopers & Lybrand LLP, where he held a number of positions since 1989. Mr. D’Ambrosio holds a Bachelor’s degree, summa cum laude, in Business Administration from Iona College and a Master’s degree, with honors, in Business Administration from the Stern School of Business at New York University. Mr. D’Ambrosio is also a Certified Public Accountant.

Security Ownership of Certain Beneficial Owners

We know of no person who beneficially owned more than five percent of the Common Stock, except as set forth below.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
ClearBridge Advisors, LLC Smith Barney Fund Management LLC 399 Park Avenue New York, New York 10022	11,258,111	8.95%

(1)	All information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on February 14, 2008, in which the group reported that it had shared dispositive power over 11,258,111 shares of Common Stock and shared voting power over 9,083,300 shares of Common Stock.

Security Ownership of Management

As of March 3, 2008, the record date, there were 122,483,203 shares of our Common Stock outstanding. The following table shows the amount of Common Stock beneficially owned (unless otherwise indicated) by our named executive officers, our directors, and by all of our current executive officers and directors as a group.

Except as otherwise indicated, all information listed below is as of March 3, 2008.

Name of Beneficial Owner	Common Stock Beneficially Owned Directly or Indirectly(1)	Common Stock Acquirable Within 60 Days(2)	Total Common Stock Beneficially Owned	Percentage of Shares of Common Stock Outstanding(3)
Directors and Named Executive Officers
Michael T. Strianese	1,633	226,001	227,634	*
Ralph G. D’Ambrosio(4)	3,531	41,000	44,531	*
Kathleen E. Karelis	134	16,667	16,801	*
Carl E. Vuono(5)	1,130	68,167	69,297	*
Robert W. Drewes	2,290	26,667	28,957	*
Claude R. Canizares	1,131	7,732	8,863	*
Peter A. Cohen(6)	31,454	2,732	34,186	*
Thomas A. Corcoran	1,461	23,232	24,693	*
Robert B. Millard(7)	176,957	20,232	197,189	*
John M. Shalikashvili	717	9,232	9,949	*
Arthur L. Simon	6,161	19,232	25,393	*
Alan H. Washkowitz(8)	205,312	20,232	225,544	*
John P. White	1,111	5,232	6,343	*
Directors and Executive Officers as a Group (19 persons)	468,131	670,776	1,138,907	*

(1)	The number of shares shown includes shares that are individually or jointly owned and over which the individual has either sole or shared investment or voting authority. The shares of our Common Stock directly owned include the number of shares allocated to the accounts of executive officers under our savings and stock purchase plans as follows: Mr. Strianese, 1,633 shares; Mr. D’Ambrosio, 1,531 shares; Ms. Karelis, 134 shares; Mr. Vuono, 730 shares; Mr. Drewes, 2,290 shares; and 21,427 shares held by the executive officers as a group.
(2)	Shares that are deemed to be beneficially owned by the individual by virtue of the individual’s right to acquire the shares upon the exercise of outstanding stock options within 60 days from March 3, 2008.
(3)	In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at March 3, 2008.
(4)	Includes 2,000 shares of restricted stock.
(5)	Includes 400 shares owned directly.
(6)	Includes 20,000 shares held by Ramius Securities, LLC. Mr. Cohen is a managing member of C4S & Co., LLC, which is the managing member of Ramius Capital Group, LLC, the parent company of Ramius Securities, LLC. Mr. Cohen disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(7)	Includes 96,770 shares owned by a charitable foundation of which Mr. Millard and his wife are the sole trustees, and as to which Mr. Millard disclaims beneficial ownership.
(8)	Includes 96,324 shares in trust, for the benefit of Mr. Washkowitz’s children, for which Mr. Washkowitz and his wife are co-trustees and as to which Mr. Washkowitz disclaims beneficial ownership.
*	Share ownership does not exceed one percent, including stock options exercisable within 60 days of March 3, 2008.

Compensation Discussion and Analysis

Oversight of L-3’s Executive Compensation Practices

L-3’s executive compensation program is administered by the Compensation Committee of the Board of Directors, referred to in this section as the ‘‘Committee.’’ The Committee is responsible for, among other functions: (i) reviewing and approving corporate goals and objectives relevant to the President and Chief Executive Officer’s compensation and evaluating the performance of the President and Chief Executive Officer in light of these corporate goals and objectives; (ii) reviewing and making recommendations to the Board of Directors with respect to the compensation of other executive officers, and L-3’s equity incentive plans and other incentive compensation that are subject to the approval of the Board of Directors; (iii) overseeing the activities of the individuals responsible for administering these incentive compensation and equity-based plans; and (iv) either as a Committee or together with the other independent directors, determining and approving the total compensation for the President and Chief Executive Officer based on an evaluation of his performance. The Committee charter can be found on L-3’s Web site, http://www.L-3com.com under the ‘‘Investor Relations’’ tab by selecting ‘‘Corporate Governance.’’

The Committee also has the sole authority to select and/or retain outside counsel, compensation and benefits consultants, or any other consultants to provide it with advice and assistance in connection with the execution of its responsibilities. The Committee retains an outside consulting firm that reports directly to the Committee to assist it in the evaluation of L-3’s executive compensation program. Mercer (US) Inc. (‘‘Mercer’’) currently advises the Committee on a variety of issues, including compensation strategy, market benchmarking, executive pay trends and developments, and the review of L-3’s incentive compensation plans and potential design modifications.

Objectives of Executive Compensation Program

L-3 is one of the largest aerospace and defense contractors in the United States. Our executive compensation program is designed to drive L-3’s mission, which is to maximize stockholder value while providing compensation that is competitive and encourages strong operational and financial performance. The specific objectives of our executive compensation program include the following:

•	Alignment — to align the interests of executives and stockholders through equity-based compensation awards;

•	Retention — to attract, retain and motivate highly qualified, high performing executives to lead our continued growth and success. Many of our executives are often presented with other professional opportunities, and we offer a variety of compensation components in order to compete to retain our executives’ services. L-3 provides fair and competitive pay relative to comparably-sized organizations in order to be competitive in our industry; and

•	Performance — to provide rewards commensurate with performance by emphasizing variable compensation that is dependent upon the executive’s achievements and L-3’s performance.

In order to achieve these specific objectives, the executive compensation program is guided by the following core principles:

•	rewards under annual and long-term incentive plans are based upon L-3’s short-term and longer-term financial results and enhancing stockholder value through stock appreciation and the payment of dividends;

•	named executive officer pay is set at competitive levels to attract, retain and motivate highly talented individuals who are necessary for L-3 to achieve its goals, objectives and overall financial success;

•	compensation of an executive is based on such individual’s role, responsibilities, performance and experience, taking into account the desired pay relationships within the executive team; and

•	our executive compensation program places a strong emphasis on performance-based variable pay to ensure a high pay-for-performance culture.

Program Overview

We use a variety of components in our executive pay program. The following chart provides an overview of our compensation and benefits programs and why each of these particular elements is included.

Element	Purpose	Characteristics
Base Salaries	Compensate executives for their level of responsibility and sustained individual performance. Also helps attract and retain strong talent.	Fixed component; eligibility for annual merit increases based on sustained individual performance.
Annual Incentives	Promote the achievement of L-3’s annual corporate and business unit financial goals, as well as individual goals.	Performance-based cash opportunity; amount earned will vary based on company, business unit and individual results.
Long-Term Incentives	Promote the achievement of (i) share price appreciation, (ii) intermediate term results and (iii) retention of key executives.	Performance-based equity and cash opportunity; amounts earned/realized will vary from the targeted grant-date fair value based on actual financial and stock price performance.
Retirement Plans	Provide an appropriate level of replacement income upon retirement. Also provide an incentive for a long-term career with L-3, which is a key objective.	Fixed component; however, retirement contributions tied to pay will vary based on performance.

Factors Considered When Setting Executive Compensation

When making pay determinations for named executive officers, the Committee considers a variety of factors including, among others: (i) L-3’s actual performance against its business plan and also relative to its prior year performance, (ii) overall company performance and size relative to industry peers, (iii) individual executive performance and expected contribution to L-3’s future success, (iv) changes in economic conditions and the external marketplace and (v) in the case of named executive officers other than the President and Chief Executive Officer, the recommendation of Mr. Strianese, L-3’s President and Chief Executive Officer. Ultimately, the Committee, taking into account the advice of Mercer, the Committee’s consultant, uses its business judgment when determining precisely how much to pay our named executive officers. The Committee evaluates each named executive officer’s performance during the year based on company performance, leadership qualities, business responsibilities, and long-term potential to enhance stockholder value. Mercer’s opinions are also taken into consideration in deciding what salary, bonus, long-term incentives and other benefits and severance to give each executive in order to meet L-3’s objectives.

In developing the pay recommendations and resulting levels for each named executive officer, Mercer presents peer group pay practices, compensation survey data and general industry pay practices to the Committee and the President and Chief Executive Officer, as described below. The President and Chief Executive Officer develops pay recommendations for the other named executive officers, which are discussed and, as appropriate, approved by the Committee. Other than the recommendations made by the President and Chief Executive Officer with respect to the compensation of the other named executive officers, the named executive officers do not participate in the setting of compensation for themselves. The President and Chief Executive Officer does not participate in the setting of his own compensation.

In setting total compensation, a consistent approach is generally applied for all of L-3’s named executive officers. Exceptions to our policies are made, as appropriate, to address critical business and personal needs.

Factors Considered

In setting compensation for the named executive officers, the Committee considers the following:

•	Cash versus non-cash compensation. The Committee considers an appropriate balance between cash and non-cash compensation. Base salary, annual incentives and a portion of the performance units are cash-based. Stock options, restricted stock units and a portion of the performance units are equity-based;

•	Prior year’s compensation. The Committee considers the prior year’s bonuses and long-term incentive awards when approving bonus payouts or equity grants;

•	Performance and competitive practices. On an annual basis, and in connection with setting executive compensation packages for the named executive officers, the Committee reviews L-3’s operating income growth; earnings before interest, taxes, depreciation and amortization growth; earnings per share growth; free cash flow growth; operating margin growth; net income to free cash flow conversion; sales growth; and total stockholder return. In addition, the Committee considers peer group pay practices and emerging market trends. No specific weighting is assigned to these factors when setting compensation levels, nor are particular targets set for any particular factor. Total compensation from year to year can vary significantly based on L-3’s and the individual executive’s performance; and

•	Application of discretion. The Committee evaluates numerous factors, including executive and company performance, and uses its discretion and informed judgment when determining the appropriate compensation levels.

To establish market benchmarks, pay is reviewed among a group of leading aerospace and defense companies (‘‘peer group’’) that have global operations and a diversified business. The peer group information is developed for the Committee by Mercer.

For 2007, the Committee used a peer group that consisted of the following companies:

Alliant Techsystems, Inc.	Lockheed Martin Corporation
The Boeing Company	Northrop Grumman Corporation
General Dynamics Corporation	Precision Castparts Corporation
Goodrich Corporation	Raytheon Company
Harris Corporation	Rockwell Collins, Inc.
Honeywell International, Inc.	Sequa Corporation
ITT Corporation	United Technologies Corporation

The Committee believes that the group, taken as a whole, is appropriate for comparison purposes.

The Committee also reviews competitive compensation levels prepared by Mercer using the most appropriate compensation surveys available, including surveys from Mercer, Hewitt Associates, Inc., Towers Perrin, and Watson Wyatt Worldwide, Inc. Compensation survey data provides information on pay levels for a broader group of companies than the peer group, across all industries. The named executive officers at L-3 are compared to executives of similar positions and responsibilities at companies across a variety of industries. Companies included in the review of competitive compensation levels are selected based on revenue, as executive compensation levels typically are positively correlated with company size.

Total Compensation Mix

As discussed above, L-3’s executive compensation package emphasizes a performance-based annual bonus and long-term incentive award opportunities. As a result, a majority of the named executive officers’ compensation is dependent upon the performance of the named executive officer and L-3. The following table sets forth the allocation among base salary, annual bonus and long-term incentive awards for 2007 for L-3’s named executive officers.

Element	President and CEO	Average of 4 other named executive officers
Base salary	11%	25%
Performance-based compensation
– Annual bonus	28%	35%
– Long-term incentive (expected value at grant)	61%	40%

The Committee feels that the allocation of pay elements shown above achieves an appropriate balance of short-term vs. long-term compensation, as well as fixed vs. variable compensation. The Committee believes that the greater weighting placed on performance-based compensation, especially long-term incentives, encourages an appropriate degree of risk-taking and aligns the named executive officers’ financial interests with those of our stockholders.

Base Salary

Base salary provides an executive with a steady income stream and is based upon his or her level of responsibility, experience, individual performance and contribution to our overall success. Competitive base salaries, in conjunction with other pay components, enable L-3 to attract and retain highly talented executives. The Committee typically sets base salaries for named executive officers at the median of market levels. However, base salaries will vary in practice based upon an individual’s level of responsibility, prior experience, and performance over time.

Salaries are reviewed annually with any adjustments made after considering peer group practices for similar positions and individual factors, such as competencies, skills, experience and performance. The Committee generally approves salary increases for executives in March of each year, which become generally effective in April of each year. We also give executives promotional salary increases when new roles are assumed. On January 18, 2007, Ralph G. D’Ambrosio was promoted from Vice President of Finance and Principal Accounting Officer to Vice President, Chief Financial Officer, and Principal Accounting Officer. In connection with his promotion, his annual salary was increased from $315,000 to $475,000. On January 1, 2007, Carl E. Vuono received a promotional salary increase in connection with assuming increased responsibilities as Group President of the L-3 Services Group effective October 1, 2006.

For 2007, the President and Chief Executive Officer’s salary was not increased. The following base salary adjustments for the other named executive officers were approved by the Committee, based on a number of factors, including the recommendation of the President and Chief Executive Officer and relevant market data provided by Mercer. The President and Chief Executive Officer’s recommendation was based in part on competitive market data provided by management’s outside compensation consultant, Towers Perrin, which was provided to the Committee in connection with his recommendation.

Named Executive Officer	Salary on December 31, 2006	Effective Date of 2007 Increase	Reason for Increase	% Increase	New Salary
Michael T. Strianese	$1,000,000	N/A	N/A	N/A	$1,000,000
Ralph G. D’Ambrosio	$315,000	1/18/2007	Promotion	51%	$475,000
Kathleen E. Karelis	$650,000	N/A	N/A	N/A	$650,000
Carl E. Vuono	$351,050	1/1/2007	Promotion	42%	$500,000
Robert W. Drewes	$450,000	1/1/2007	Merit	11%	$500,000

Annual Incentive Plan

The Annual Incentive Plan provides all executives, including named executive officers, the opportunity to earn annual cash bonuses based on the performance of L-3 and the executive. A significant percentage of named executive officers’ compensation is composed of these annual bonuses. Bonuses are paid in cash following the year in which they are earned. Bonuses earned for 2007 were paid in March 2008.

L-3’s financial performance is evaluated within the context of peer group performance. No specific targets are set for any performance measures that the Committee reviews annually and bonuses paid to the named executive officers are fully discretionary, except as set forth in the following paragraph.

In connection with determining the amounts for 2007 bonuses for each named executive officer, the Committee considered: (i) the Company’s (or in the case of Group Presidents, the applicable group’s) 2007 financial performance against its business plan and also relative to its prior year performance; (ii) the significant accomplishments and overall leadership of the executive; (iii) the prior year’s compensation for the executive; (iv) in the case of named executive officers other than the President and Chief Executive Officer, the bonus recommendation of the President and Chief Executive Officer; (v) competitive market pay levels for the executive; and (vi) in the case of Ms. Karelis, the requirement under her offer letter to pay her a minimum 2007 bonus of $550,000. Based on these factors, the Committee approved the following 2007 cash bonuses for the named executive officers:

Named Executive Officer	2007 Bonus Amount
Michael T. Strianese	$2,500,000
Ralph G. D’Ambrosio	$600,000
Kathleen E. Karelis	$550,000
Carl E. Vuono	$925,000
Robert W. Drewes	$925,000

Long-Term Incentives

Long-term incentives are intended to align the interests of the named executive officers and stockholders by linking a meaningful portion of executive pay to long-term stockholder value creation and financial success over a multi-year period. Long-term incentives are also provided to facilitate Common Stock ownership by L-3’s named executive officers and other senior executives. The Committee considers individual and company performance when determining long-term incentive opportunities.

In 2007, long-term incentives were awarded to named executive officers in the form of stock options, performance units and restricted stock units. This combination of incentives was approved based on Mercer’s recommendation to diversify long-term incentives to reflect current market practices. Prior to 2007, named executive officers generally received long-term incentives solely in the form of stock options. As part of the new program, stock options are granted to reward executives for long-term share price appreciation, performance units are granted to reward employees for intermediate term results, and restricted stock units are granted to enhance retention.

After considering recommendations made by Mercer, the Committee set the 2007 target opportunity for each named executive officer as follows:

Named Executive Officer	Target Amount
Michael T. Strianese	$5,500,000
Ralph G. D’Ambrosio	$800,000
Kathleen E. Karelis	$800,000
Carl E. Vuono	$900,000
Robert W. Drewes	$900,000

Based on these target levels, total 2007 direct compensation (salary, bonus and long-term incentives) for the President and Chief Executive Officer was between the 50th and 75th percentiles for his position relative to competitive market data, while total 2007 direct compensation for the other named executive officers, on average, was between the 50th and 75th percentiles for their positions relative to competitive market data.

The Committee, based upon the advice of Mercer, established the following target mix, to balance, in its judgment, the goals of share price appreciation, intermediate term results and retention, and to reflect market practice in the industry:

To determine the number of shares or units underlying each award, stock options are valued using the Black-Scholes method of stock option valuation used by L-3 for financial reporting purposes, restricted stock units are valued at the date-of-grant value, and performance units are valued at the date-of-grant target value.

Stock Options.    The Committee believes that stock options align the interests of L-3’s executives with those of L-3’s stockholders since stock options only provide value to executives if the price of our Common Stock increases after the stock options are granted. During 2007, named executive officers received stock option grants with the following characteristics:

•	Nonqualified stock options that have an exercise price equal to the closing price of L-3 stock on the grant date;

•	Generally vest in equal annual increments over a three-year period; and

•	Expire ten years after the grant date.

Restricted Stock or Restricted Stock Units.    Restricted stock units were introduced as a regular component of the long-term incentive program during 2007. These awards may also be made to recognize increased responsibilities or special contributions, to attract new executives, to retain executives or to recognize certain other special circumstances. During 2007, named executive officers received restricted stock unit grants with the following characteristics:

•	Restricted stock units that automatically convert into shares of our Common Stock on the vesting date;

•	Generally vest three years from the grant date; and

•	Receive dividend equivalents during the vesting period.

Performance Units.    Performance units were introduced as a regular component of the long-term incentive program during 2007. Each performance unit has a target value on the grant date equal to a share our Common Stock. The final value of each unit will vary based upon (i) the level of performance achieved over the associated performance period in relation to a pre-determined performance goal established by the Committee and (ii) the value of our Common Stock price at the end of the performance period. Units issued under the program are payable in either cash or shares of our Common Stock as determined by the Committee. Performance measures used under this plan are intended to reinforce stockholder value creation. The measures selected for the 2007 performance units were relative Total Stockholder Return (TSR) and growth in diluted Earnings Per Share (EPS) during the 2.5-year period beginning July 1, 2007 and ending December 31, 2009. These measures were chosen because they are aligned with stockholder value creation either directly (TSR) or indirectly (growth in diluted EPS). Associated weightings and goals are as follows:

•	Relative TSR — weighted 50%: This measure compares our percentile ranking in TSR to the TSR of each of the other companies in the S&P 1500 Aerospace & Defense Index (A&D Index), in accordance with the table below. The A&D Index was selected in 2007 as it provides for a larger group of companies than the peer group against which to compare L-3 TSR performance. In addition, the TSR performance of the A&D Index is publicly disclosed, and thus provides an objective method to allow for the relative comparison of L-3 performance. Interpolation between points in the table occurs on a straight-line basis. TSR is defined as price change in our Common Stock plus dividends, divided by our Common Stock price at the beginning of the performance period. Dividends are assumed to be reinvested.

Performance Levels	Relative TSR	Unit Multiplier
Maximum	> 74th percentile	200%
	63rd percentile	150%
Target	50th percentile	100%
Threshold	40th percentile	50%
Below Threshold	< 40th percentile	0%

•	Growth in Diluted EPS — weighted 50%: This measure compares our compounded annual growth rate in diluted EPS (adjusted to exclude certain unusual or nonrecurring items) to internal performance objectives. In establishing target performance levels, L-3 considers its business plan and information provided to stockholders and analysts.

Performance Levels	EPS Growth Rate	Cumulative EPS Required	Unit Multiplier
Maximum	≥ 15%	≥ $17.26	200%
	12%	$16.26	150%
Target	10%	$15.61	100%
	9%	$15.29	75%
Threshold	8%	$14.98	50%
Below Threshold	< 8%	< $14.98	0%

Note: Cumulative EPS based on 2006 diluted EPS of $5.05, excluding certain litigation and stock-based charges.

As discussed above, for the 2007 award, a performance period of 2.5 years was established. The amount earned at the end of the 2.5-year performance period may be more or less than the target based upon our actual performance over the period.

Performance units earned based on TSR results are payable in cash and units earned based on EPS results are payable in our Common Stock. The Committee believes that providing a meaningful portion of the incentives payable in our Common Stock encourages share ownership among the executive participants.

Performance falling between any of the identified points of TSR or growth in diluted EPS in the charts above will result in an interpolated vesting (e.g., an 11% EPS Growth Rate will yield a unit multiplier of 125%).

Long-Term Incentive Grant Practices.    The Committee approves all long-term incentive awards to named executive officers at in-person or telephonic meetings. Long-term incentive awards are generally granted to named executive officers on an annual basis at the first Committee meeting held following the release of our second quarter earnings results. It is the Committee’s general policy to grant long-term incentive awards to named executive officers either (i) during window periods we establish following quarterly announcements of historical earnings results or (ii) at Committee meetings held in connection with or following new hires or promotions. The exercise price of any option granted by the Committee is the NYSE closing price on the date that the Committee approves the awards. We do not have a program, plan or practice to grant equity-based awards to any employees in coordination with the release of material nonpublic information.

Other Pay Elements

The named executive officers are eligible to participate in the same benefits and severance offered to other senior executives. These include:

•	Retirement benefits;

•	Deferred compensation;

•	Change in control arrangements; and

•	Perquisites.

Retirement Benefits

L-3 provides retirement benefits as part of a competitive pay package to attract and retain employees. Most of L-3’s named executive officers are eligible to participate in the L-3 Communications Corporation Pension Plan, a tax-qualified defined benefit plan, and a nonqualified Supplemental Executive Retirement Plan (SERP). Mr. Drewes participates in the L-3 Integrated Systems Retirement Plan and the SERP. Mr. Vuono does not participate in any pension plan or SERP. No employee contributions are required in order to participate in L-3’s defined benefit plans.

The SERP is designed to provide retirement benefits based on age, service with L-3, base salary and annual incentive payouts. In addition, the SERP provides benefits that make up for benefits not accrued under the traditional pension/retirement plans due to certain limits imposed by the Internal Revenue Code. The amount of the retirement benefit is based on the highest base salary plus bonus for five out of the ten most recent years, or 60 months out of the most recent 120 months, depending upon the plan, and years of credited service.

Most of L-3’s executives also participate in a 401(k) plan under which L-3 matches 80% of an employee’s contributions up to 5% of his or her base salary, subject to any limitations imposed by ERISA. For Mr. Drewes, Integrated Systems matches 100% of his contributions up to 4% of his eligible compensation and makes an annual contribution of one-half of one percent of earnings up to $1,125. For Mr. Vuono, MPRI makes a discretionary match and a discretionary annual contribution that can vary from year to year. For 2007, the discretionary match was 100% of his contributions up to 3% of eligible compensation and the discretionary contribution will be approximately $1,400. The 401(k) plan also allows for catch-up employee contributions which are matched at the same percentage as other employee contributions.

Retirement benefits are designed such that the amount a named executive officer would receive with 30 years of employment by L-3 equals approximately 45% to 55% of his or her final average pay (base salary and bonus).

For a more detailed discussion of L-3’s retirement plans, see the 2007 Pension Benefits table and the discussion that follows beginning on page 46 of this proxy statement.

Deferred Compensation

In order to provide employees with additional savings opportunities, which helps L-3 attract and retain employees, L-3 provides a deferred compensation plan. This plan allows for voluntary deferrals by executives, including named executive officers, of up to 50% of salary and 100% of annual cash incentive awards into an unfunded, non-qualified account. We do not make any contribution to any named executive officer’s account. Deferred amounts receive interest at the prime rate.

Employment and Severance Arrangements

L-3 does not have any employment agreements with its named executive officers. L-3 also does not have any formal arrangements that provide for severance to named executive officers other than in connection with a change in control and, in the case of Ms. Karelis, in connection with a termination of employment by the Company without cause. For a further discussion, see Change in Control Arrangements below and Potential Payments Upon Change in Control or Termination of Employment on pages 51-53.

Change in Control Arrangements

In order to preserve morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control, we provide a bridge to future employment in the event a named executive officer’s job is eliminated as a consequence of a change in control. L-3’s Change of Control Severance Plan is intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents without undue concern over whether the transactions may jeopardize the executive’s own employment. The plan provides a lump sum payment and benefits continuation as a result of a termination of employment by the Company without cause or by the employee for good reason during the two years following a change in control, plus protection for pre-change in control terminations that occur at the request of an acquirer or otherwise in anticipation of a change in control. The lump sum payment (severance amount) for each named executive officer is a multiple of base salary and average annual bonus for the three years prior to the year of termination, plus unpaid bonus for the current year earned through the termination date. The multiple for our President and Chief Executive Officer, Chief Financial Officer and General Counsel is 3.0 and the multiple for the other named executive officers is 2.5. Upon a change in control, all unvested equity awards vest immediately (‘‘single trigger’’ treatment of equity). Based upon the advice of Mercer, the Committee believes this is a common practice in the broad marketplace.

For all named executive officers, if the Change in Control severance payment, when aggregated with all other Change in Control payments, would subject the named executive officer to an excise tax under Section 280G of the Code, then the severance payment will be reduced to the highest amount for which no excise tax would be due, only if the reduced amount is greater than the unreduced amount net of the excise tax.

For a discussion of amounts that would be realized by L-3’s named executive officers upon a Change in Control, see Potential Payments Upon Change in Control or Termination of Employment on pages 51-53.

Perquisites

In order to facilitate the attraction and retention of highly qualified executives, we provide named executive officers with certain other benefits that we believe are consistent with current market practices. In 2007, the named executive officers were eligible for an executive physical, supplemental life insurance and participation in an executive medical plan.

In addition, for security purposes, the President and Chief Executive Officer is provided with a company car and security driver and has access to L-3’s fractionally-owned aircraft for occasional personal use. The President and CEO is required to reimburse L-3 for any incremental cost incurred by L-3 in connection with his personal use of the aircraft and did so in 2007. The incremental cost incurred by L-3 for the President and Chief Executive Officer’s use of the company car and security driver is disclosed in the Summary Compensation Table.

Stock Ownership Guidelines

In 2007, the Committee approved stock ownership guidelines for its named executive officers and a number of other senior executives. The Committee believes that executives should accumulate a meaningful level of ownership in L-3 shares over time and that such ownership will further reinforce stockholder value creation. The stock ownership guidelines are as follows:

•	President and CEO:	5X base salary
•	Group Presidents, CFO, General Counsel:	3X base salary
•	Other Participants:	1X or 2X base salary

The Committee will review progress towards guideline achievement annually. Those subject to ownership guidelines have five years from becoming subject to the guidelines to achieve the required ownership percentages. After the five-year acquisition period, if executives have not met the applicable guideline, annual bonuses will be paid 100% in L-3 shares that cannot be sold until the guideline is satisfied.

‘‘Stock ownership’’ is defined to include 100% of shares held outright, stock equivalents (e.g., stock units), shares held in benefit plans and unvested restricted stock; and 50% of the value of vested, ‘‘in-the-money’’ stock options.

Other Factors Affecting Compensation

We make reasonable efforts to maximize the tax deductibility of compensation paid to named executive officers and to achieve favorable accounting treatment, provided that it does not conflict with intended plan design or program objectives.

Limitations on Deductibility of Compensation.    Section 162(m) of the Code generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers (‘‘covered employees’’) to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

The Committee considers the impact of this rule when developing and implementing its executive compensation programs. The Committee also believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, the Committee has not adopted a policy that all compensation must qualify as deductible under Section 162(m). Amounts paid under any of our compensation programs, including salaries, bonuses and equity-based awards, may not qualify as performance-based compensation excluded from the limitation on deductibility. Our deferred compensation plan permits compensation deferred under the plan to be exempt from the limit on tax deductibility.

Accounting and Tax Considerations.    L-3 considers the accounting implications of all aspects of its executive compensation program. For example, awards to named executive officers of restricted stock units and performance units payable in shares of our Common Stock qualify for favorable (i.e., fixed as opposed to variable) accounting treatment under Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payments, (SFAS 123R). However, accounting treatment is just one of many factors considered by the Committee when designing compensation plans and making pay determinations.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to L-3’s Board of Directors that the Compensation Discussion and Analysis be included in L-3’s proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

During 2007, Peter A. Cohen (Chairman), Robert B. Millard, John M. Shalikashvili and Alan H. Washkowitz served as members of the Compensation Committee.

Peter A. Cohen (Chairman) Robert B. Millard John M. Shalikashvili Alan H. Washkowitz

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our President and Chief Executive Officer, our Vice President and Chief Financial Officer and each of our three other most highly compensated executive officers, collectively referred to herein as the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Michael T. Strianese	2007	1,000,000	2,500,000	549,887	1,864,385	—	499,782	97,579	6,511,633
(President and Chief Executive Officer and Director)(5)	2006	775,192	1,650,000	—	829,728	—	355,963	83,067	3,693,950
Ralph G. D’Ambrosio	2007	463,923	600,000	168,477	180,396	—	28,544	32,457	1,473,797
(Vice President and Chief Financial Officer)(6)	2006	—	—	—	—	—	—	—	—
Kathleen E. Karelis	2007	650,000	550,000	79,977	414,484	—	41,829	443,609	2,179,899
(Senior Vice President, General Counsel and Corporate Secretary)(7)	2006	—	—	—	—	—	—	—	—
Carl E. Vuono	2007	494,271	925,000	164,953	256,727	—	338,458	42,354	2,221,763
(Senior Vice President and President of the L-3 Services Group)	2006	351,052	600,000	—	275,828	3,953,002(8)	225,391	72,948	5,478,221
Robert W. Drewes	2007	498,077	925,000	164,953	378,288	—	331,698	42,363	2,340,379
(Senior Vice President and President of the Integrated Systems Group)	2006	450,000	825,000	—	425,973	—	373,798	66,368	2,141,139

(1)	Represents the equity compensation expense calculated in accordance with SFAS 123R and recognized in the Company’s financial statements for 2007 and 2006 with respect to equity awards for restricted stock and restricted stock units granted in 2007 and 2006 and prior years, which are amortized over a 3 year period, and performance units granted in 2007 (whether payable in shares or cash), which are amortized over a 2.5-year period. The assumptions used in the valuation model for the performance units with performance targets based on Total Stockholder Return are substantially similar to the assumptions used in the stock option valuation model, other than with respect to the risk-free interest rate, which is based on U.S. Treasuries with a maturity matching the remaining measurement period, and no holding period. For a discussion of the general terms of restricted stock, restricted stock units and performance units, see Compensation Discussion and Analysis on pages 35-36 and Potential Payments Upon Change In Control or Termination of Employment on page 51.
(2)	Represents the equity compensation expense calculated in accordance with SFAS 123R and recognized in the Company’s financial statements for 2007 and 2006 for stock option awards granted in 2007 and 2006 and prior years. See Notes 2 and 16 to the audited consolidated financial statements included in L-3’s 2007 Annual Report on Form 10-K for a discussion of the assumptions used in calculating equity compensation expense in connection with these stock option equity awards. Equity compensation expense excludes the charge we recorded in the 2006 second quarter in connection with our voluntary review of our historical stock-based compensation award practices. See Note 3 to the audited consolidated financial statements included in L-3’s 2007 Annual Report on Form 10-K for a discussion of this charge. For a discussion of the general terms of our stock options, see Compensation Discussion and Analysis on page 35 and Potential Payments Upon Change In Control or Termination of Employment on page 51.
(3)	Amounts in this column reflect the increase in the actuarial value of defined benefit plans during 2007 and 2006, as applicable. For Mr. Vuono, amounts represent above-market earnings on non-qualified deferred compensation. Mr. Vuono does not participate in any company defined benefit plan. Actuarial value computations are based on SFAS No. 87, Employers’ Accounting for Pensions assumptions, which are discussed in Note 18 to the audited consolidated financial statements included in L-3’s 2007 Annual Report filed on Form 10-K.

(4)	The following table describes each component of the All Other Compensation column in the Summary Compensation Table above for 2007.

Name	Year	Employer Contributions to Employee Savings Plan ($)	Life Insurance(a) ($)	Medical Insurance Benefits(b) ($)	Restricted Stock Dividend Payment ($)	Other ($)	Total ($)
Michael T. Strianese(c)	2007	13,000	5,280	3,636	8,285	67,378(d)	97,579
Ralph G. D’Ambrosio	2007	9,000	10,116	8,636	4,705	—	32,457
Kathleen E. Karelis	2007	9,000	3,432	5,304	1,205	424,668(e)	443,609
Carl E. Vuono	2007	11,823	21,812	7,364	1,355	—	42,354
Robert W. Drewes	2007	15,100	19,584	5,304	1,355	1,020	42,363

(a)	Represents premium payments for executive life insurance and group term life insurance.
(b)	Represents payments of medical premiums for a company-provided executive medical reimbursement plan and executive health exams.
(c)	Mr. Strianese has access to L-3’s fractionally-owned aircraft for occasional personal use. Mr. Strianese is required to reimburse L-3 for any incremental costs incurred by L-3 in connection with his personal use of the aircraft and did so in 2007.
(d)	Represents the incremental cost associated with the use of a company car. These incremental costs include the termination fee from the prior lease, the monthly lease payments, maintenance, gas, tolls, parking and all other costs associated with the car.
(e)	Represents relocation expenses for temporary housing, moving expense and transportation during a relocation period, including $174,578 related to payroll taxes on relocation expenses treated as taxable compensation.
(5)	Mr. Strianese was elected Interim Chief Executive Officer on June 9, 2006, and was subsequently elected President and Chief Executive Officer on October 23, 2006. In connection with his promotion, his base salary was increased from $550,000 per year to $1,000,000 per year.
(6)	Mr. D’Ambrosio was promoted to Chief Financial Officer in January 2007.
(7)	Ms. Karelis joined the Company as Senior Vice President, General Counsel and Corporate Secretary in December 2006.
(8)	For 2006, Mr. Vuono received his final annual award credit of $3,953,002 provided for under his long-term deferred incentive award plan under his amended employment agreement (which expired on June 30, 2006). Mr. Vuono’s long-term deferred incentive award plan earned interest of $979,263 in 2007 and $732,343 in 2006, which includes above-market earnings of $338,458 in 2007 and $225,391 in 2006.

2007 Grants of Plan-Based Awards

The following table provides information on performance units, restricted stock units and option awards granted in 2007 to each of our named executive officers under L-3’s 1999 Long Term Performance Plan. Plan-based awards are generally granted to the named executive officers on an annual basis at the first Compensation Committee meeting held following the release of L-3’s second quarter earnings results (August 1 in 2007).

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Michael T. Strianese	8/1/2007					91,514	99.58	2,102,992
	8/1/2007				16,570			1,650,041
	8/1/2007(5)	4,143	8,285	16,570				825,020
	8/1/2007(6)	4,143	8,285	16,570				974,979
Ralph G. D’Ambrosio	8/1/2007					13,311	99.58	305,887
	8/1/2007				2,410			239,988
	8/1/2007(5)	603	1,205	2,410				119,994
	8/1/2007(6)	603	1,205	2,410				141,804
Kathleen E. Karelis	8/1/2007					13,311	99.58	305,887
	8/1/2007				2,410			239,988
	8/1/2007(5)	603	1,205	2,410				119,994
	8/1/2007(6)	603	1,205	2,410				141,804
Carl E. Vuono	8/1/2007					14,975	99.58	344,126
	8/1/2007				2,711			269,961
	8/1/2007(5)	678	1,356	2,712				135,030
	8/1/2007(6)	678	1,355	2,710				159,456
Robert W. Drewes	8/1/2007					14,975	99.58	344,126
	8/1/2007				2,711			269,961
	8/1/2007(5)	678	1,356	2,712				135,030
	8/1/2007(6)	678	1,355	2,710				159,456

(1)	Represents performance units granted to the named executive officers. The final value of each unit will vary based upon (i) the level of performance achieved over the associated performance period in relation to a pre-determined performance goal established by the Compensation Committee and (ii) the price of our Common Stock at the end of the performance period. The measures selected for the 2007 performance units were Total Stockholder Return and growth in diluted Earnings Per Share during the 2.5-year period beginning July 1, 2007 and ending December 31, 2009. The amounts disclosed represent the number of shares of our Common Stock issuable (or payable in cash) assuming achievement of the specific Threshold, Target or Maximum levels of performance established by the Compensation Committee for these measures over this period. See Compensation Discussion and Analysis — Long-Term Incentives — Performance Units on pages 35-36 for a further discussion of the performance units. See Potential Payments Upon Change in Control or Termination of Employment on page 51 for a discussion concerning the effect of a change in control or termination of employment on outstanding performance units.
(2)	Represents restricted stock units granted to the named executive officers. There were no performance or other market condition requirements included in the terms of the restricted stock unit awards to the named executive officers. For a discussion of our restricted stock units, see Compensation Discussion and Analysis — Long-Term Incentives — Restricted Stock or Restricted Stock Units on page 35. For a discussion concerning the effect of a change in control or termination of employment on outstanding restricted stock units, see Potential Payments Upon Change in Control or Termination of Employment on page 51.
(3)	Represents stock option awards granted to the named executive officers. There were no performance or other market condition requirements included in the terms of the option awards to the named executive officers. For a discussion of our stock option awards, see Compensation Discussion and Analysis — Long-Term Incentives — Stock Options on page 35. For a discussion concerning the effect of a change in control or termination of employment on outstanding stock option awards, see Potential Payments Upon Change in Control or Termination of Employment on page 51.
(4)	Represents, in the case of performance unit awards, the grant date fair value of a performance unit award calculated in accordance with FAS 123R multiplied by the Target number of shares of our Common Stock issuable (or payable in cash) pursuant to the grant or, in the case of an option award or restricted stock unit award, the grant date fair value of the option award or restricted stock unit award, as the case may be, calculated in accordance with FAS 123R. For a discussion of the general terms of our stock options, restricted stock, restricted stock units, and performance units, see Compensation Discussion and Analysis on pages 35-36 and Potential Payments Upon Change in Control or Termination of Employment on page 51.
(5)	Represents performance unit awards with performance targets based on growth in diluted Earnings Per Share and are payable in our Common Stock at the end of the performance period.
(6)	Represents performance unit awards with performance targets based on Total Stockholder Return and are payable in cash based on the closing price of our Common Stock at the end of the performance period.

Outstanding Equity Awards at Fiscal Year End 2007

The following table provides information with respect to holdings of exercisable and unexercisable stock options and unvested, and as applicable, unearned restricted stock, restricted stock units and performance units held by the Company’s named executive officers at December 31, 2007.

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Michael T. Strianese	1/19/1999		25,000	—	20.25	1/19/2009
	10/25/1999		2,000	—	18.75	10/25/2009
	11/15/2001		54,000	—	39.70	11/15/2011
	3/4/2003		25,000	—	35.60	3/4/2013
	3/4/2003		50,000	—	35.95	3/4/2013
	11/10/2004		40,000	—	68.16	11/10/2014
	7/12/2005		13,333	6,667	74.94	7/12/2015
	8/2/2006		33,334	66,666	72.20	8/2/2016
	11/6/2006		33,334	66,666	80.39	11/6/2016
	8/1/2007		—	91,514	99.58	8/1/2017
	8/1/2007						16,570	1,755,426
	8/1/2007	(4)							16,570	1,755,426
	8/1/2007	(5)							8,285	877,713
Ralph G. D’Ambrosio	3/25/2002		6,667	—	53.75	3/25/2012
	3/25/2002		3,333	—	62.91	3/25/2012
	7/21/2003		1,667	—	45.11	7/21/2013
	7/21/2003		13,333	—	49.10	7/21/2013
	3/15/2005		8,000	4,000	75.23	3/15/2015
	10/10/2005						2,000	211,880
	8/2/2006		4,000	8,000	72.20	8/2/2016
	8/2/2006						1,500	158,910
	8/1/2007		—	13,311	99.58	8/1/2017
	8/1/2007						2,410	255,315
	8/1/2007	(4)							2,410	255,315
	8/1/2007	(5)							1,205	127,658
Kathleen E. Karelis	12/5/2006		16,667	33,333	83.30	12/5/2016
	8/1/2007		—	13,311	99.58	8/1/2017
	8/1/2007						2,410	255,315
	8/1/2007	(4)							2,410	255,315
	8/1/2007	(5)							1,205	127,658
Carl E. Vuono	7/31/2000		5,000	—	29.00	7/31/2010
	7/12/2001		12,000	—	34.00	7/12/2011
	3/25/2002		8,000	—	53.75	3/25/2012
	3/25/2002		4,000	—	62.91	3/25/2012
	11/14/2003		20,000	—	45.80	11/14/2013
	7/12/2005		14,167	7,083	74.94	7/12/2015
	8/2/2006		5,000	10,000	72.20	8/2/2016
	8/1/2007		—	14,975	99.58	8/1/2017
	8/1/2007						2,711	287,203
	8/1/2007	(4)							2,712	287,309
	8/1/2007	(5)							1,355	143,549
Robert W. Drewes	10/10/2005		20,000	10,000	78.60	10/10/2015
	8/2/2006		6,667	13,333	72.20	8/2/2016
	8/1/2007		—	14,975	99.58	8/1/2017
	8/1/2007						2,711	287,203
	8/1/2007	(4)							2,712	287,309
	8/1/2007	(5)							1,355	143,549

(1)	Options generally vest in equal, annual increments over a three-year period starting with the grant date. For a discussion concerning the effect of a change in control or termination of employment on outstanding stock option awards, see Potential Payments Upon Change in Control or Termination of Employment on page 51.
(2)	Represents restricted stock or restricted stock units, which generally vest over a three year period following the grant date. Each restricted stock unit automatically converts into one share of our Common Stock on the vesting date. For a discussion concerning the effect of a change in control or termination of employment on outstanding restricted stock or unit awards, see Potential Payments Upon Change in Control or Termination of Employment on page 51.
(3)	The market value is based on the closing price of our Common Stock on December 31, 2007 of $105.94 multiplied by the number of shares or units.
(4)	Reflects the number of shares of our Common Stock issuable assuming achievement of the Maximum level of performance in respect of performance units whose performance targets are based on growth in diluted Earnings Per Share. The Maximum level of performance is reported for these units based on the Company’s 2007 fiscal year performance (i.e., the Company’s performance for that portion of the 2007 fiscal year falling within the performance period) measured against the performance targets in accordance with applicable securities regulations. For a further discussion of our performance units, see Compensation Discussion and Analysis — Long-Term Incentives — Performance Units on pages 35-36. For a discussion concerning the effect of a change in control or termination of employment on performance unit awards, see Potential Payments Upon Change in Control or Termination of Employment on page 51.
(5)	Reflects the number of shares of our Common Stock payable in cash (based on the closing price of our Common Stock at the end of the performance period) assuming achievement of the Target level of performance in respect of performance units whose performance targets are based on relative Total Stockholder Return. The Target level of performance is reported for these units based on the Company’s 2007 fiscal year performance (i.e., the Company’s performance for that portion of the 2007 fiscal year falling within the performance period) measured against the performance targets in accordance with applicable securities regulations. For a further discussion of our performance units, see Compensation Discussion and Analysis — Long-Term Incentives — Performance Units on pages 35-36. For a discussion concerning the effect of a change in control or termination of employment on performance unit awards, see Potential Payments Upon Change in Control or Termination of Employment on page 51.

 2007 Option Exercises and Stock Vested

The following table provides information regarding the amounts received by our named executive officers upon the exercise of stock options during the year ended December 31, 2007. No shares of restricted stock, restricted stock units, or performance units held by any of our named executive officers vested during 2007.

	Option Awards
Name	Number of Shares on Exercise	Value Realized on Exercise(1)
Michael T. Strianese	—	—
Ralph G. D’Ambrosio	15,000	776,175
Kathleen E. Karelis	—	—
Carl E. Vuono	35,000	2,219,840
Robert W. Drewes	13,333	523,587

(1)	Value realized on exercise is based on the difference between the aggregate exercise price paid and the fair market value of the shares acquired as a result of such exercise.

 2007 Pension Benefits

The following table provides information regarding the pension benefits for our named executive officers under L-3’s qualified and supplemental plans. The material terms of the plans are described following the table.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Michael T. Strianese	L-3 Communications Corporation Pension Plan	17.11	(2)	260,110	—
	L-3 Communications Corporation Supplemental Executive Retirement Plan	17.11	(2)	1,447,637	—
Ralph G. D’Ambrosio	L-3 Communications Corporation Pension Plan	10.41		75,642	—
	L-3 Communications Corporation Supplemental Executive Retirement Plan	10.41		130,139	—
Kathleen E. Karelis	L-3 Communications Corporation Pension Plan	1.08		13,943	—
	L-3 Communications Corporation Supplemental Executive Retirement Plan	1.08		27,886	—
Carl E. Vuono(3)	—	—		—	—
Robert W. Drewes	L-3 Integrated Systems Retirement Plan	9.08	(4)	295,617	—
	L-3 Communications Corporation Supplemental Executive Retirement Plan	9.08	(4)	1,282,023	—

(1)	The present values of the accumulated benefits in the table were determined using the same assumptions that were used for financial reporting as of December 31, 2007, including a 6.50% discount rate and post-retirement mortality in accordance with the RP-2000 Combined Mortality table. We used age 65, the normal retirement age under the pension plans and the supplemental executive retirement plans, to determine the present value of the accumulated benefits in the table. For the assumptions used in calculating the present value of the accumulated benefits, see Note 18 to the audited consolidated financial statements included in L-3’s 2007 Annual Report on Form 10-K.
(2)	Includes 6.42 years of service provided by Mr. Strianese as an employee of Loral Corporation and Lockheed Martin Corporation because L-3 assumed the pension benefit obligations relating to all employees transferred from Lockheed Martin Corporation in connection with L-3’s formation in 1997. The years of credited service in excess of actual years of service provided to L-3 resulted in an increase to the present value of accumulated benefits for Mr. Strianese as of December 31, 2007 under the L-3 Communications Corporation Pension Plan and the L-3 Communications Corporation Supplemental Executive Retirement Plan of $97,548 and $542,902, respectively.
(3)	Mr. Vuono does not participate in the L-3 Communications Corporation Pension Plan or the L-3 Communications Corporation Supplemental Executive Retirement Plan.
(4)	Includes 3.25 years of service provided by Mr. Drewes as an employee of Raytheon Company (Raytheon) because the L-3 Integrated Systems Retirement Plan considers service at Raytheon for all employees transferred in connection with L-3’s acquisition of the Aircraft Integration Systems business in March 2002. The years of credited service in excess of actual years of service provided to L-3 resulted in an increase to the present value of accumulated benefits for Mr. Drewes as of December 31, 2007 under the L-3 Integrated Systems Retirement Plan and the L-3 Communications Corporation Supplemental Executive Retirement Plan of $105,810 and $458,874, respectively.

The present value of the accumulated benefits for each of the named executives shown in the table above reflects the present value of the benefits earned under each of the pension plans as of December 31, 2007. The pension benefits that are the basis for the present values of the accumulated benefits shown are calculated using the executive’s final average compensation (salary and bonus and specific inclusions and exclusions that vary by plan) of the five highest years out of the last ten years employed by L-3, including the year of retirement and years of creditable service under each of the plans as of December 31, 2007.

A more complete discussion of the material factors useful to an understanding of each plan is presented below.

Qualified Pension Plans

L-3 Communications Corporation Pension Plan

Eligibility	Employees were eligible to participate in the plan after one year of service, and upon attaining 21 years of age. Effective January 1, 2007, employees hired on or after January 1, 2007 are not eligible to participate in the plan.

Vesting	Employees are fully vested after five years of service, and there is no partial vesting.

Availability of Early Retirement Benefits	Employees are eligible for early retirement benefits after age 55, provided that they have ten years of eligibility service.

Earnings	Earnings are defined as base pay and bonus and limited to the IRS earnings limit of $230,000 in 2008.

Final Average Earnings (FAE)	FAE is equal to the average of the participant’s earnings for the five calendar years during the ten calendar years prior to date of termination that results in the highest average earnings amount.

Covered Compensation	Covered Compensation is equal to the average of the wage levels at which social security tax is applied for each year during the 35-year period ending in the year the participant reaches social security retirement age.

Benefit Plan Formula	The annual pension benefit is equal to 1.5% of FAE up to Covered Compensation, plus 1.75% of FAE in excess of Covered Compensation, for each plan year (partial and completed months) of accrual service.

Early Retirement Reduction Factors	For those participants that are eligible to retire early, the reduction factor is 1/180 for each of the first 60 months prior to age 65 and 1/360 for each of the next 60 months.

Payment Options	The plan provides for a number of payment options including a single life annuity (normal form for single participants), a qualified 50% joint and survivor annuity (normal form for married participants), other joint and survivor options, period certain options and level income options.

L-3 Integrated Systems Retirement Plan

Eligibility	Employees were eligible to participate in the plan after one year of service, and upon attaining 21 years of age. The benefit structure of the plan in which Mr. Drewes participates was closed to new entrants on March 8, 2002.

Vesting	Employees are fully vested after five years of service, and there is no partial vesting.

Availability of Early Retirement Benefits	Employees are eligible for early retirement benefits after age 55, with ten years of service.

Monthly Earnings	Monthly Earnings are defined as base pay, lump sum payments in lieu of salary increases, performance-based bonuses, awards for service extension or completion of overseas assignments and shift premiums.

Final Average Earnings (FAE)	FAE is equal to an average of the participant’s Monthly Earnings for the highest 60 consecutive months out of the last 120 months of employment.

Estimated Primary Social Security Benefit	The Estimated Primary Social Security Benefit represents an estimate of the unreduced amount that will be received annually from social security at age 65 or a participant’s age at retirement, if later.

Benefit Plan Formula	The annual pension benefit is equal to the greater of (i) 1.8% for each of the first 20 years of benefit service plus 1.2% for each year of benefit service in excess of 20 years, multiplied by the difference between the FAE and the Estimated Primary Social Security Benefit, or (ii) the period of service as a salaried employee multiplied by $492.

Early Retirement Reduction Factors	For those participants that are eligible to retire early, there is no reduction for retirements beginning at age 60 or over.

Supplemental Plans

The Supplemental Executive Retirement Program (SERP) has the same provisions as the Qualified Pension Plans. However, this plan takes into consideration earnings above the annual IRS earnings limit and provides a non-qualified benefit to those participants based on those earnings in excess of the IRS limit or the Section 415 benefit limits.

2007 Nonqualified Deferred Compensation

The following table provides information regarding contributions, earnings and balances for our named executive officers under our long-term deferred incentive plan and our nonqualified deferred compensation plans.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(3) ($)
Michael T. Strianese	—	—		—	—
Ralph G. D’Ambrosio	—	—		—	—
Kathleen E. Karelis	—	—		—	—
Carl E. Vuono	603,567	1,188,443	(2)	—	15,453,514
Robert W. Drewes	—	—		—	—

(1)	The amounts in this column are included in the Salary and Bonus columns of the Summary Compensation Table on page 41.
(2)	Aggregate earnings in the last fiscal year are based on the prime rate. The amount reported includes $338,458 of above market interest related to the long-term deferred incentive plan and is included in the Summary Compensation Table.
(3)	Of the total aggregate balance reported for Mr. Vuono at December 31, 2007, $4,360,765 represents compensation earned in 2006 and is included in the Salary, Bonus and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table for that year.

See Compensation Discussion and Analysis for a discussion of Deferred Compensation on page 37.

Change of Control Severance Plan

On August 15, 2006, our Board of Directors approved a Change of Control Severance Plan for executive officers, non-executive officers and other corporate employees. The Board of Directors based its approval on the recommendation of its Compensation Committee, composed solely of independent directors. The Compensation Committee’s recommendation was based, in part, on consultations with Mercer, its outside compensation consultant that reports directly to the Compensation Committee, and was not in anticipation of, or in response to, any particular transaction or process.

Under this plan, executive officers, non-executive officers and other corporate employees will be entitled to severance benefits if their employment is terminated in connection with or following a change in control of L-3. The following chart sets forth the material terms of the program with respect to our named executive officers:

Protection Period	Two years following the occurrence of a change in control. In addition, the program will cover terminations that become effective prior to the occurrence of a change in control, if such termination has been effected (i) upon the request of the acquirer or (ii) otherwise in anticipation of the change in control.

Payout Requirements	Severance payments are required following termination by us without cause or termination by the eligible officer or employee for good reason during the protection period.

Severance Benefits	Lump sum payment equal to a multiple of annual salary and three-year average bonus:

•	Chief Executive Officer, Chief Financial Officer and General Counsel — three times

•	Senior Vice Presidents and Group Presidents — two and a half times

Bonus for Year of Change in Control/Termination	Pro rata bonus based on number of months worked in the year of termination and three year average bonus (or actual, if performance is determinable).

Benefits/Perquisites Continuation	Continuation of medical and life insurance benefits at the same cost to the executive, or cash equal to any increased premiums, for the same periods as the severance multiple.

Restrictive Covenants	Non-compete and non-solicit covenants for one-year period following termination of employment.

Amendment and Termination of the Plan	Prior to the occurrence of a change in control, the Compensation Committee may amend or terminate the program at any time upon 90 days written notice.

Potential Payments Upon Change in Control
 or Termination of Employment

The following table summarizes the effect of the following events upon outstanding equity awards issued to our named executive officers.

Equity Award Type	Change in Control	Death / Disability	Qualified Retirement(1)	Termination by Company for cause	Termination by Company without cause	Resignation
Options	Immediate vesting of full award.	Immediate vesting of full award.	Unvested options are forfeited.	Forfeiture of full award.	Unvested options are forfeited.	Unvested options are forfeited.
Restricted Stock (Units)	Immediate vesting of full award.	Immediate vesting of full award.	No immediate effect. Vesting continues as if the executive remained an employee.	Forfeiture of full award.	Forfeiture of full award.	Forfeiture of full award.
Performance Units	Immediate payment based on Target level of performance, prorated to reflect reduced service period.(2)	No immediate effect. Payment is based on actual performance for the full performance period, prorated to reflect reduced service period.	No immediate effect. Payment is based on actual performance for the full performance period, prorated to reflect reduced service period.	Forfeiture of full award.	No immediate effect. Payment is based on actual performance for the full performance period, prorated to reflect reduced service period.	Forfeiture of full award.

(1)	Qualified Retirement is defined as a termination of employment that satisfies all of the following: (i) the executive terminates employment more than one year after the grant date of the applicable equity award, (ii) the executive terminates employment on or after attaining age 65 and completing at least five years of continuous service, (iii) the executive is not subject to termination for cause by the Company at the time of the employee’s termination and (iv) the executive is available for consultation following the termination of employment at the reasonable request of the Company.
(2)	In connection with a change in control, the Compensation Committee has the discretion to increase this payment (but not above the benefit payable for the Maximum level of performance achievement) to the extent (if any) that the Committee is able to assess that the Company’s progress towards achievement of the applicable performance measures, at or prior to the change in control, exceeds the Target performance level requirement as adjusted to reflect the reduced service period.

The following table quantifies the payments under our severance arrangements, equity compensation plans and supplemental pension plan that would be made assuming that a change in control, death or disability occurred on December 31, 2007. Payments under other plans do not change as a result of a change in control or termination of employment, and quantification of those payments are found elsewhere in this Proxy Statement under 2007 Pension Benefits on pages 46-48 and 2007 Nonqualified Deferred Compensation on page 49 or are paid under plans available generally to salaried employees that do not discriminate in scope, terms or operation in favor of executive officers.

Named Executive Officer	Change in Control ($)	Death/Disability ($)
Michael T. Strianese
Severance(1)(2)	8,305,000	—
Medical Benefits(1)(3)	48,396	—
Life Insurance Premiums(1)	17,503	—
Outplacement Benefits(1)(4)	18,000	—
Acceleration of Stock Options(5)(6)	4,741,333	4,741,333
Acceleration of Restricted Stock (Units)(7)(8)	1,755,426	1,755,426
Acceleration of Performance Units(9)(10)	351,085	—
Supplemental Plan(11)	689,213	—	(11)
TOTAL	15,925,956	6,496,759
Ralph G. D’Ambrosio
Severance(1)(2)	2,901,769	—
Medical Benefits(1)(3)	67,296	—
Life Insurance Premiums(1)	13,218	—
Outplacement Benefits(1)(4)	18,000	—
Acceleration of Stock Options(5)(6)	477,418	477,418
Acceleration of Restricted Stock (Units)(7)(8)	626,105	626,105
Acceleration of Performance Units(9)(10)	51,063	—
Supplemental Plan(11)	104,881	—	(11)
TOTAL	4,259,750	1,103,523
Kathleen E. Karelis
Severance(1)(2)(12)	4,150,000	—
Medical Benefits(1)(3)	58,368	—
Life Insurance Premiums(1)	11,959	—
Outplacement Benefits(1)(4)	18,000	—
Acceleration of Stock Options(5)(6)	839,317	839,317
Acceleration of Restricted Stock (Units)(7)(8)	255,315	255,315
Acceleration of Performance Units(9)(10)	51,063	—
Supplemental Plan(11)	—	—	(11)
TOTAL(12)	5,384,022	1,094,632
Carl E. Vuono
Severance(1)(2)	3,348,178	—
Medical Benefits(1)(3)	39,925	—
Life Insurance Premiums(1)	173	—
Outplacement Benefits(1)(4)	18,000	—
Acceleration of Stock Options(5)(6)	652,214	652,214
Acceleration of Restricted Stock (Units)(7)(8)	287,203	287,203
Acceleration of Performance Units(9)(10)	57,441	—
Supplemental Plan(11)	—	—	(11)
TOTAL	4,403,134	939,417
Robert W. Drewes
Severance(1)(2)	4,003,526	—
Medical Benefits(1)(3)	60,893	—
Life Insurance Premiums(1)	14,535	—
Outplacement Benefits(1)(4)	18,000	—
Acceleration of Stock Options(5)(6)	818,496	818,496
Acceleration of Restricted Stock (Units)(7)(8)	287,203	287,203
Acceleration of Performance Units(9)(10)	57,441	—
Supplemental Plan(11)	301,476	—	(11)
TOTAL	5,561,570	1,105,699

(1)	Severance, medical, life insurance premiums and outplacement benefits in connection with a change in control are payable only if the named executive officer is involuntarily terminated (other than for cause, death or disability) or voluntarily terminates employment for good reason in anticipation of, or during the two-year period following, the change in control. For purposes of calculating the amount of these benefits in connection with a change in control, we assumed that such a termination of employment occurred on December 31, 2007. Receipt of these benefits is conditioned upon the named executive officer’s execution of an agreement with Company containing confidentiality, 12-month non-competition and 12-month non-solicitation covenants and a customary release of all claims against the Company. For a further discussion, see Change of Control Severance Plan on page 50.
(2)	As discussed in Change of Control Severance Plan on page 50, the change in control severance amount for each named executive officer is a multiple of base salary and average annual bonus for the three years prior to the year of termination, plus unpaid bonus for the current year earned through the termination date. In the event that the severance payment, when aggregated with all other change in control payments, would subject the named executive officer to an excise tax under IRS regulations, then the severance payment will be reduced to the highest amount for which no excise tax would be due, only if the reduced amount is greater than the unreduced amount net of the excise tax.
(3)	Medical benefits are based on a multiple of the 2007 medical benefits insurance premium plus a $10,000 annual executive reimbursement allowance.
(4)	Under our Change of Control Severance Plan, a named executive officer is entitled to reasonable outplacement services from a provider selected by the executive and paid for by the Company. The amount disclosed represents the Company’s reasonable estimate of the cost to provide this benefit.
(5)	The value attributable to the acceleration of unvested stock options is based upon the number of unvested stock options multiplied by the difference between the closing price for our Common Stock on December 31, 2007 ($105.94) and the per share exercise price of the option.
(6)	As disclosed above, in the event of any termination of employment other than death or disability, unvested option awards (or all option awards, in the case of a termination for cause) are forfeited. Accordingly, option awards are not quantified in the table above with respect to any termination of employment event other than death or disability.
(7)	The value attributable to the acceleration of unvested restricted stock (units) is based upon the number of unvested shares (or units) of restricted stock multiplied by the closing price for our Common Stock on December 31, 2007 ($105.94).
(8)	As disclosed above, in the event of the named executive officer’s qualified retirement, the restricted stock (units) are not paid until the end of the original vesting period. In the event of any other termination of employment other than death or disability, the restricted stock (units) are forfeited. Accordingly, the restricted stock (units) are not quantified in the table above with respect to any termination of employment event other than death or disability.
(9)	The value attributable to the acceleration of performance units is based upon the prorated number of shares issuable (or payable in cash) assuming a Target level of performance achievement multiplied by the closing price for our Common Stock on December 31, 2007 ($105.94). As disclosed above, the Compensation Committee has the discretion to increase the number of shares issuable or payable up to the prorated number of shares issuable or payable assuming the Maximum level of performance achievement based on the Committee’s assessment of the Company’s progress towards achievement of the applicable performance measures at or prior to the change in control.
(10)	As disclosed above, in the event of the named executive officer’s death, disability, qualified retirement or termination by the Company without cause, the performance units are not paid until the end of the original performance period based on actual performance, prorated to reflect the executive’s reduced service period. In the event of any other termination of employment, the performance units are forfeited. Accordingly, the performance units are not quantified in the table above with respect to any termination of employment event.
(11)	The Supplemental Plan pays benefits in a lump sum upon a change in control, and in an annuity upon termination of employment. ERISA regulations for Qualified Plans require that an interest rate different than the rate used for financial reporting purposes be used to determine benefits paid out in a lump-sum. The supplemental plan uses lump sum factors from the Qualified Plan, so this results in an enhanced benefit received upon a change in control compared to the benefits received in the case of voluntary termination, normal retirement, or involuntary not-for-cause termination. The amounts disclosed represent the enhancement received upon a change in control. In the case of any other termination, no enhanced benefit is received under the Supplemental Plan and, accordingly, no amounts relating to payments under the Supplemental Plan in the case of such terminations are included in the table above. For a further discussion, see the 2007 Pension Benefits table included in this proxy statement on page 46.
(12)	Under her offer letter, Ms. Karelis is entitled to 12 months of salary continuation in the amount of $650,000 in the event her employment is terminated involuntarily, other than for cause or as a result of a change in control, upon her execution of a signed waiver and release of all claims against the Company. These payments are not included in the amounts reported above.

Compensation of Directors

Directors who are also employees of L-3 do not receive compensation for their services as directors. The following table shows non-employee director compensation for 2007 as determined by our Board of Directors, upon the recommendation of the Compensation Committee.

Annual board retainer	$50,000
Annual Audit Committee chairperson retainer	$15,000
Annual Compensation Committee chairperson retainer	$7,500
Annual Nominating/Corporate Governance Committee chairperson retainer	$7,500
Annual non-employee board chairperson retainer	$50,000
Payment per board meeting attended	$1,500
Payment per Audit Committee meeting attended	$2,000
Payment per Compensation, Nominating/Corporate Governance or Executive Committee meeting attended	$1,500
Payment per Telephonic Committee meeting attended(1)	$1,000
Annual stock option grant	$90,000	(2)(3)

(1)	This includes telephonic Board, Executive, Audit, Compensation and Nominating/Corporate Governance Committee meetings.
(2)	Each non-employee director is entitled to receive, on the first business day of each April, options to purchase an amount of L-3 shares resulting in the options having a Black-Scholes value of $90,000 on the grant date. All stock options generally vest in equal annual increments over a three-year period and have an exercise price per share equal to the closing price of our Common Stock on the grant date. For 2007, each non-employee director received on April 2, 2007 an option to purchase 3,193 shares at an exercise price of $87.81 per share.
(3)	The number of options granted to each non-employee director was determined using a Black-Scholes stock option pricing model as approved by the Compensation Committee based on assumptions derived from Mercer’s standard stock option pricing methodology, resulting in a grant date fair value of $28.19. The grant date fair value calculated by the Company for financial statement reporting purposes in accordance with SFAS 123R resulted in a grant date fair value of $24.94. The difference in grant date fair values is primarily due to different holding period assumptions. The Mercer standard option pricing methodology uses a ten year expected holding period assumption (i.e., the full term of the option award) compared to a seven year expected holding period assumption used by the Company for financial statement reporting purposes in accordance with SFAS 123R.

With respect to the compensation described above (other than the annual stock option grant), each non-employee director may elect to receive all such compensation in cash, our Common Stock or a combination thereof.

2007 Director Compensation

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our non-employee directors for services rendered to us during the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash or Shares(1) ($)	Option Awards(2) ($)	Total ($)
Claude R. Canizares	81,000	58,377	139,377
Peter A. Cohen	74,500	38,217	112,717
Thomas A. Corcoran	97,000	58,377	155,377
Robert B. Millard	122,500	58,377	180,877
John M. Shalikashvili	73,500	58,377	131,877
Arthur L. Simon	86,500	58,377	144,877
Alan H. Washkowitz	84,000	58,377	142,377
John P. White	68,500	56,400	124,900

(1)	Includes fees with respect to which directors elected to receive payment in shares of our Common Stock, valued at the closing price on the date the director would have otherwise been issued a check for such payment. The following directors elected to receive payments with respect to the amounts set forth in the following table in shares of Common Stock.

Name	Fees Earned or Paid in Shares
Claude R. Canizares	$20,000
Peter A. Cohen	$73,500
Thomas A. Corcoran	$20,000
Robert B. Millard	$121,000
John M. Shalikashvili	$25,000
Arthur L. Simon	$—
Alan H. Washkowitz	$—
John P. White	$50,000
(2)	Represents the equity compensation expense calculated in accordance with SFAS 123R and recognized in 2007 for awards granted in 2007 and prior years. For 2007, each non-employee director received a grant of 3,193 options on April 2, 2007 with a grant date fair value for their option award of $24.94 per share, as computed by the Company in accordance with SFAS 123R. For a further discussion, see Note 16 to the audited consolidated financial statements included in L-3’s 2007 Annual Report on Form 10-K.

The following table provides a summary of the aggregate number of stock option awards outstanding for each of our non-employee Directors as of December 31, 2007.

Name	Outstanding Options (vested and unvested)
Claude R. Canizares	10,693
Peter A. Cohen	5,693
Thomas A. Corcoran	26,193
Robert B. Millard	23,193
John M. Shalikashvili	12,193
Arthur L. Simon	26,193
Alan H. Washkowitz	23,193
John P. White	8,193

The Board of Directors has also established a company stock ownership guideline of three times the annual retainer amount (i.e., $150,000) for each non-employee director. The guideline is currently in effect, but each current or future director has until the later of July 11, 2010 or five years after the date such director is elected to the Board of Directors to achieve the minimum level of ownership. Directors whose ownership is below or falls below the guideline after that time will receive all retainers and meeting fees in shares of our Common Stock that cannot be sold until the guideline requirement is satisfied.

 Report of the Audit Committee

The directors who serve on the Audit Committee are all ‘‘independent’’ in accordance with the NYSE listing standards and the applicable SEC rules and regulations. During 2007, the Audit Committee fulfilled all of its responsibilities under its charter that was effective during 2007. As part of the Company’s governance practices, the Audit Committee reviews its charter on an annual basis and, when appropriate, recommends to the Board of Directors changes to its charter. The Audit Committee charter can be obtained through our Web site at http://www.L-3com.com.

We have reviewed and discussed with management and the independent registered public accountant, PricewaterhouseCoopers LLP, the Company’s Annual Report on Form 10-K, which includes the Company’s audited consolidated financial statements for the year ended December 31, 2007.

We have discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by the Sarbanes-Oxley Act of 2002 and Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP, required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with them their independence from the Company and management.

Based on the activities referred to above, we recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission. The Board approved our recommendations.

During 2007, Thomas A. Corcoran (Chairman), Professor Claude R. Canizares and Arthur L. Simon served as members of the Audit Committee.

Thomas A. Corcoran (Chairman) Claude R. Canizares Arthur L. Simon

Independent Registered Public Accounting Firm Fees

For services rendered in 2007 and 2006 by PricewaterhouseCoopers LLP, our independent registered public accounting firm, we incurred the following fees:

	Year
	2007	2006
Audit Fees(1)	$11,709,000	$13,895,000
Audit-Related Fees(2)	1,029,000	1,169,000
Tax Fees(3)	3,468,000	4,627,000
All Other Fees(4)	230,000	36,000

(1)	Represents fees incurred for the annual audits of the consolidated financial statements and internal control over financial reporting, quarterly reviews of interim financial statements, statutory audits of foreign subsidiaries and SEC registration statements.
(2)	Represents fees incurred for employee benefit plan audits, which include fees paid by both the Company and the employee benefit plans as provided for by the plans’ document.
(3)	Represents fees incurred for U.S. and foreign income tax compliance, acquisition related tax services and state tax planning services.
(4)	Represents fees primarily incurred for enterprise risk management services for 2007 and software licensing for 2006.

The Audit Committee has considered and determined that the provision of the services covered under the captions ‘‘Audit-Related Fees’’, ‘‘Tax Fees’’ and ‘‘All Other Fees’’ is compatible with maintaining the registered public accounting firm’s independence.

In accordance with its charter, the Audit Committee has established pre-approval policies with respect to annual audit, other audit and audit related services and permitted non-audit services to be provided by our independent registered public accounting firm and related fees. The Audit Committee has pre-approved detailed, specific services. Fees related to the annual audits of our consolidated financial statements, including the Section 404 attestation, are specifically approved by the Audit Committee on an annual basis. All fees for pre-approved other audit and audit related services are pre-approved annually or more frequently, if required, up to a maximum amount equal to 50% of the annual audit fee. All fees for pre-approved permitted non-audit services are pre-approved annually or more frequently, if required, up to a maximum amount equal to 50% of the fees for audit and audit related services as reported in our most recently filed proxy statement with the SEC. The Audit Committee also pre-approves any proposed engagement to provide services not included in the approved list of audit and permitted non-audit services and for fees in excess of amounts previously pre-approved. The Audit Committee chairman or another designated committee member may approve these services and related fees and expenses on behalf of the Audit Committee, and report such to the Audit Committee at the next regularly scheduled meeting.

All of the services covered under the captions ‘‘Audit Fees’’, ‘‘Audit-Related Fees’’, ‘‘Tax Fees’’ and ‘‘All Other Fees’’ were pre-approved by the Audit Committee.

Compensation Committee Interlocks and Insider Participation

None of the individuals who served on our Compensation Committee during the 2007 fiscal year has served us or any of our subsidiaries as an officer or employee. In addition, none of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions

The Board of Directors has adopted a written policy and written procedures for the review, approval and monitoring of transactions involving L-3 and ‘‘related persons.’’ For the purposes of the policy, ‘‘related persons’’ include executive officers, directors and director nominees or their immediate family members, or stockholders owning five percent or greater of our outstanding Common Stock.

The related person transaction policy requires:

•	that any transaction in which a related person has a material direct or indirect interest and which exceeds $120,000, such transaction referred to as a ‘‘related person’’ transaction, and any material amendment or modification to a related person transaction, be reviewed and approved or ratified by any committee of the Board of Directors composed solely of independent directors who are disinterested or by the disinterested members of the Board of Directors; and

•	that any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee to the Board of Directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

•	management must disclose to the Committee or disinterested directors, as applicable, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•	management must advise the Committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

•	management must advise the Committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our SEC filings. To the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with SEC rules; and

•	management must advise the Committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a ‘‘personal loan’’ for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the Compensation Committee, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an ‘‘independent,’’ ‘‘outside,’’ or ‘‘non-employee’’ director, as applicable, under the rules and regulations of the SEC, NYSE and Internal Revenue Code.

During 2007, we did not enter into any transactions with related persons that were subject to the Board of Directors’ related person transaction policy.

Equity Compensation Plan Information

The table below sets forth information about shares of our Common Stock that may be issued under our equity compensation plans as of December 31, 2007. For a description of our equity compensation plans, see Note 16 to the audited consolidated financial statements included in L-3’s 2007 Annual Report on Form 10-K.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
	(in millions)			(in millions)
Equity compensation plans approved by security holders	6.1 (1)	$66.20	(2)	6.0 (3)
Equity compensation plans not approved by security holders(4)	0.1	63.56		0.2
Total	6.2	$66.13		6.2

(1)	Represents awards, including stock options, restricted stock and restricted stock units under the 1999 Long Term Performance Plan and the 1997 Stock Option Plan.
(2)	The calculation of the weighted average exercise price excludes the effect of the restricted stock and restricted stock unit awards, which have been granted to employees at no cost.
(3)	Includes 4.1 million and 1.9 million shares available for future issuance under the Company’s Employee Stock Purchase Plan and 1999 Long Term Performance Plan, respectively.
(4)	Represents awards under the 1998 Directors Stock Option Plan for Non-Employee Directors of L-3 Communications Holdings, Inc.

 Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based on our records and other information, we believe that all Section 16(a) forms required to be filed were filed on a timely basis and in compliance with the requirements of Section 16(a).

 General and Other Matters

At the date of this proxy statement, we know of no business that will be brought before the Annual Meeting other than the matters set forth above. However, if any further business properly comes before the Annual Meeting or any adjournments or postponements of the Annual Meeting, the persons named as proxies in the accompanying proxy will vote them in accordance with their discretion and judgment on such matters.

We have provided each Stockholder whose proxy is being solicited hereby access to a copy of our Summary Annual Report and our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2007. Written requests for additional copies should be directed to: Corporate Communications, L-3 Communications Holdings, Inc., 600 Third Avenue, New York, New York 10016.

Please vote over the Internet or telephone, or (if you received a paper copy of the Proxy Materials) complete, date, sign and promptly mail the paper proxy card in the reply envelope accompanying the Proxy Materials sent to you following a request. No postage is required if returned in the envelope provided, and mailed in the United States.

By Order of the Board of Directors,

Kathleen E. Karelis Senior Vice President, General Counsel and Corporate Secretary

New York, New York
March 17, 2008

Exhibit A

L-3 COMMUNICATIONS HOLDINGS, INC.

2008 LONG TERM PERFORMANCE PLAN

L-3 COMMUNICATIONS HOLDINGS, INC.

2008 LONG TERM PERFORMANCE PLAN

SECTION 1.    Purpose.

The purpose of this Plan is to benefit the Corporation’s stockholders by encouraging high levels of performance by individuals who contribute to the success of the Corporation and its Subsidiaries and to enable the Corporation and its Subsidiaries to attract, motivate, retain and reward talented and experienced individuals. This purpose is to be accomplished by providing eligible individuals with an opportunity to obtain or increase a proprietary interest in the Corporation and/or by providing eligible individuals with additional incentives to join or remain with the Corporation and its Subsidiaries.

SECTION 2.    Definitions; Rules of Construction.

(a)    Defined Terms. The terms defined in this Section shall have the following meanings for purposes of this Plan:

‘‘Award’’ means an award granted pursuant to Section 4.

‘‘Award Agreement’’ means an agreement described in Section 6 by the Corporation for the benefit of a Participant, setting forth (or incorporating by reference) the terms and conditions of an Award granted to a Participant.

‘‘Beneficiary’’ means a person or persons (including a trust or trusts) validly designated by a Participant or, in the absence of a valid designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant’s death.

‘‘Board of Directors’’ or ‘‘Board’’ means the Board of Directors of the Corporation.

‘‘Change in Control’’ means change in control as defined in Section 7(c).

‘‘Code’’ means the Internal Revenue Code of 1986, as amended from time to time.

‘‘Committee’’ means the Committee described in Section 8(a).

‘‘Corporation’’ means L-3 Communications Holdings, Inc.

‘‘Employee’’ means any person, including an officer (whether or not also a director) in the regular full-time employment of the Corporation or any of its Subsidiaries who, in the opinion of the Committee is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Corporation or any of its Subsidiaries, but excludes, in the case of an Incentive Stock Option, an Employee of any Subsidiary that is not a ‘‘subsidiary corporation’’ of the Corporation as defined in Code Section 424(f).

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended from time to time.

‘‘Executive Officer’’ means executive officer as defined in Rule 3b-7 under the Exchange Act. If the Board has designated the executive officers of the Corporation for purposes of reporting under the Exchange Act, the designation shall be conclusive for purposes of this Plan.

‘‘Fair Market Value’’ means the closing price of the relevant security as reported on the composite tape of New York Stock Exchange issues (or if, at the date of determination, the security is not so listed or if the principal market on which it is traded is not the New York Stock Exchange, such other reporting system as shall be selected by the Committee) on the relevant date, or, if no sale of the security is reported for that date, the next preceding day for which there is a reported sale. The Committee shall determine the Fair Market Value of any security that is not publicly traded, using criteria as it shall determine, in its sole direction, to be appropriate for the valuation.

‘‘Insider’’ means any person who is subject to Section 16(b) of the Exchange Act.

‘‘Minimum Ownership Stock’’ means any Award of shares of Stock of the Corporation that are issued, in accordance with Section 4(a)(5), in lieu of cash compensation in order to satisfy applicable stock ownership guidelines from time to time in effect.

‘‘Option’’ means a Nonqualified Stock Option or an Incentive Stock Option as described in Section 4(a)(1) or (2).

‘‘Participant’’ means a person who is granted an Award, pursuant to this Plan, that remains outstanding.

‘‘Performance-Based Awards’’ is defined in Section 4(b).

‘‘Performance Goals’’ means any combination of one or more of the following criteria: cash flow, earnings per share, return on equity, return on invested capital, total stockholder return or any other performance goal that the Committee in its sole discretion establishes in accordance with the requirements of Section 162(m) of the Code for which applicable shareholder approval requirements are met. Performance Goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

‘‘Rule 16b-3’’ means Rule 16b-3 under Section 16 of the Exchange Act, as amended from time to time.

‘‘Share Units’’ means the number of units under an Award (or portion thereof) that is payable solely in cash or is actually paid in cash, determined by reference to the number of shares of Stock by which the Award (or portion thereof) is measured.

‘‘Stock’’ means shares of Common Stock of the Corporation, par value $0.01 per share, subject to adjustments made under Section 7 or by operation of law.

‘‘Subsidiary’’ means, as to any person, any corporation, association, partnership, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

(b)    Rules of Construction. For purposes of this Plan and the Award Agreements, unless otherwise expressly provided or the context otherwise requires, the terms defined in this Plan include the plural and the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms.

SECTION 3.    Eligibility.

Any one or more Awards may be granted to any Employee, or any non-Employee who provides services to or on behalf of the Corporation or any of its Subsidiaries, who is designated by the Committee to receive an Award.

SECTION 4.    Awards.

(a)    Type of Awards. The Committee may from time to time grant any of the following types of Awards, either singly, in tandem or in combination with other Awards:

(1)    Nonqualified Stock Options. A Nonqualified Stock Option is an Award in the form of an option to purchase Stock that is not intended to comply with the requirements of Code Section 422. The exercise price of each Nonqualified Stock Option granted under this Plan shall not be less than the Fair Market Value of the Stock on the date that the Option is granted.

(2)    Incentive Stock Options. An Incentive Stock Option is an Award in the form of an option to purchase Stock that is intended to comply with the requirements of Code Section 422 or any successor section thereof. The exercise price of each Incentive Stock Option granted under this Plan shall not be less than the Fair Market Value of the Stock on the date the Option is granted. If a Participant on the date an Incentive Stock Option is granted owns, directly or indirectly within the meaning of Code Section 424(d), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, the exercise price per share of the Incentive Stock Option shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of the Stock at the time of grant, and such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted. To the extent that the aggregate Fair Market Value of Stock with respect to which one or more incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Corporation or of other entities referenced in Code Section 422(d)(1), the options shall be treated as Nonqualified Stock Options. For this purpose, the Fair Market Value of the Stock subject to options shall be determined as of the date the Options were granted.

(3)    Stock Appreciation Rights. A Stock Appreciation Right is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on the appreciation in the value of the Stock or the Option over a base price established in the Award, payable in cash, Stock or such other form or combination of forms of payout, at times and upon conditions (which may include a Change in Control), as may be approved by the Committee. The minimum base price of a Stock Appreciation Right granted under this Plan shall not be less than the Fair Market Value of the underlying Stock on the date the Stock Appreciation Right is granted.

(4)    Restricted Stock. Restricted Stock is an Award of issued shares of Stock of the Corporation (other than Minimum Ownership Stock) that are subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine.

(5)    Other Share-Based Awards. The Committee may from time to time grant Awards under this Plan that provide the Participants with Stock or the right to purchase Stock, or provide other incentive Awards (including, but not limited to, Minimum Ownership Stock, phantom stock or units, performance stock or units, bonus stock, dividend equivalent units, or similar securities or rights) that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock. The Awards shall be in a form determined by the Committee, provided that the Awards shall not be inconsistent with the other express terms of this Plan applicable to such Awards.

(b)    Special Performance-Based Awards. Without limiting the generality of the foregoing, any of the type of Awards listed in Section 4(a) may be granted as awards that satisfy the requirements for ‘‘performance-based compensation’’ within the meaning of Code Section 162(m) (‘‘Performance-Based Awards’’), the grant, vesting, exercisability or payment of which may depend on the degree of achievement of the Performance Goals relative to preestablished targeted levels for the Corporation or any of its Subsidiaries, divisions or other business units. Performance-Based Awards shall be subject to the requirements of clauses (1) through (7) below, except that notwithstanding anything contained in this Section 4(b) to the contrary, any Option or Stock Appreciation Right intended to qualify as a Performance-Based Award shall not be subject to the requirements of clauses (2), (4), (5) and (6) below (with such Awards hereinafter referred to as a ‘‘Qualifying Option’’ or a ‘‘Qualifying Stock Appreciation Right’’, respectively). An Award that is intended to satisfy the requirements of this Section 4(b) shall be designated as a Performance-Based Award at the time of grant.

(1)    Eligible Class. The eligible class of persons for Awards under this Section 4(b) shall be all Employees.

(2)    Performance Goals. The performance goals for any Awards under this Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall be, on an absolute or relative basis, one or more of the Performance Goals. The specific performance target(s) with respect to Performance Goal(s) must be established by the Committee in advance of the deadlines applicable under Code Section 162(m) and while the performance relating to the Performance Goal(s) remains substantially uncertain.

(3)    Individual Limits. The maximum number of shares of Stock or Share Units that are issuable under Options, Stock Appreciation Rights, Restricted Stock or other Awards (described under Section 4(a)(5)) that are granted as Performance-Based Awards to any Participant shall not exceed five percent of the total shares outstanding of the Corporation during the life of the Plan, either individually or in the aggregate, subject to adjustment as provided in Section 7. The maximum number of shares of Stock and Share Units issuable or payable pursuant to all

Performance-Based Awards (including Qualifying Options and Qualifying Stock Appreciation Rights) granted during a calendar year to any Employee shall be 500,000, subject to adjustment as provided in Section 7. Awards that are cancelled during the year shall be counted against these limits to the extent required by Code Section 162(m).

(4)    Committee Certification. Before any Performance-Based Award under this Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) is paid, the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Goal(s) and any other material terms of the Performance-Based Award were satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal in the event of the Participant’s death, permanent disability or retirement or in the event of a Change in Control as provided in Section 7(b).

(5)    Terms and Conditions of Awards. Committee Discretion to Reduce Performance Awards. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and Code Section 162(m), on the payment of individual Performance-Based Awards under this Section 4(b). To the extent set forth in an Award Agreement, the Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee’s discretion), as the Committee may impose.

(6)    Adjustments for Material Changes. To the extent set forth in an Award Agreement, in the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (iii) any material change in accounting policies or practices affecting the Corporation and/or the Performance Goals or targets, the Committee shall make adjustments to the Performance Goals and/or targets, applied as of the date of the event, and based solely on objective criteria, so as to neutralize, in the Committee’s judgment, the effect of the event on the applicable Performance-Based Award.

(7)    Interpretation. Except as specifically provided in this Section 4(b), the provisions of this Section 4(b) shall be interpreted and administered by the Committee in a manner consistent with the requirements for exemption of Performance-Based Awards granted to Executive Officers as ‘‘performance-based compensation’’ under Code Section 162(m) and regulations and other interpretations issued by the Internal Revenue Service thereunder.

SECTION 5.    Shares of Stock and Share Units Available Under Plan.

(a)    Aggregate Limits on Shares and Share Units. (i) The maximum number of shares of Stock that may be issued pursuant to all Awards under the Plan is 5,000,000, (ii) the maximum number of such shares of Stock that may be issued pursuant to all Awards of Incentive Stock Options is 3,000,000, and (iii) the maximum number of shares of Stock and Share Units that may be issuable or payable pursuant to all Awards granted during a calendar year to any Participant shall be 500,000, in each case subject to adjustment as provided in this Section 5 or Section 7.

(b)    Sublimit on Full Value Awards. The maximum number of shares of Stock that may be issued pursuant to Awards under the Plan other than Options and Stock Appreciation Rights is 2,500,000, subject to adjustment as provided in this Section 5 or Section 7.

(c)    Reissue of Shares and Share Units. Any unexercised, unconverted or undistributed portion of any expired, cancelled, terminated or forfeited Award, or any alternative form of consideration under an Award that is not paid in connection with the settlement of an Award or any portion of an Award, shall again be available for Awards under Sections 5(a) and (b), as applicable, whether or not the Participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the Participant’s ownership was restricted or otherwise not vested. To the extent an Award is settled in cash in lieu of issuing shares of Stock subject thereto, such shares shall be deemed to constitute Cash Units (and not shares of Stock issued pursuant to an Award) for purposes of the limits set forth in Sections 5(a) and (b). For the avoidance of doubt, the following shares of Stock shall not become available for reissuance under the Plan: (1) shares tendered by Participants as full or partial payment to the Corporation upon exercise of Options or other Awards granted under the Plan; (2) shares of Stock reserved for issuance upon the grant of Stock Appreciation Rights, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the Stock Appreciation Rights; and (3) shares withheld by, or otherwise remitted to, the Corporation to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock or the exercise of Options or Stock Appreciation Rights or upon any other payment or issuance of shares under any other Award granted under the Plan.

(d)    Interpretive Issues. Additional rules for determining the number of shares of Stock or Share Units authorized under this Plan may be adopted by the Committee, as it deems necessary or appropriate.

(e)    Treasury Shares; No Fractional Shares. The Stock which may be issued (which term includes Stock reissued or otherwise delivered) pursuant to an Award under this Plan may be treasury or authorized but unissued Stock or Stock acquired, subsequently or in anticipation of a transaction under this Plan, in the open market or in privately negotiated transactions to satisfy the requirements of this Plan. No fractional shares shall be issued but fractional interests may be accumulated.

(f)    Consideration. The Stock issued under this Plan may be issued (subject to Section 10(d)) for any lawful form of consideration, the value of which equals the par value of the Stock or such greater or lesser value as the Committee, consistent with Sections 10(d) and 4(a)(1), (2) and (3), may require.

(g)    Purchase or Exercise Price; Withholding. The exercise or purchase price (if any) of the Stock issuable pursuant to any Award and any withholding obligation under applicable tax laws shall be paid at or prior to the time of the delivery of such Stock in cash or, subject to the Committee’s express authorization and the restrictions, conditions and procedures as the Committee may impose, any one or combination of (i) cash, (ii) the delivery of shares of Stock, or (iii) a reduction in the amount of Stock or other amounts otherwise issuable or payable pursuant to such Award. In the case of a payment by the means described in clause (ii) or (iii) above, the Stock to be so delivered or offset shall be determined by reference to the Fair Market Value of the Stock on the date as of which the payment or offset is made.

(h)    Cashless Exercise. The Committee may also permit the exercise of the Award and payment of any applicable withholding tax in respect of an Award by delivery of written notice, subject to the Corporation’s receipt of a third party payment in full in cash (or in such other form as permitted under Section 5(g)) for the exercise price and the applicable withholding at or prior to the time of issuance of Stock, in the manner and subject to the procedures as may be established by the Committee.

SECTION 6.    Award Agreements.

Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Stock or Share Units, as applicable, subject to the Award, and the price (if any) and term of the Award and, in the case of Performance-Based Awards, the applicable Performance Goals, if any. The Award Agreement shall also set forth (or incorporate by reference) other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan.

(a)    Incorporated Provisions. Award Agreements shall be subject to the terms of this Plan and shall be deemed to include the following terms:

(1)    Transferability: An Award shall not be assignable nor transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant the Award shall be exercised only by such Participant or by his or her guardian or legal representative, except that Awards, other than Incentive Stock Options, may be transferred to and thereafter exercised by a family member or family members of a Participant, or transferred to an irrevocable trust or trusts (or other similar estate planning entity or entities) established for the benefit of a Participant and/or one or more of the Participant’s family members, during the Participant’s lifetime. The designation of a Beneficiary hereunder shall not constitute a transfer prohibited by the foregoing provisions.

(2)    Rights as Stockholder: A Participant shall have no rights as a holder of Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of these securities. Except as provided in Section 7, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend equivalents or similar economic benefits.

(3)    Withholding: The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award and these obligations shall be paid by the Participant on or prior to the payment of the Award. In the case of an Award payable in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of an Award paid in shares of Stock, a Participant shall satisfy the withholding obligation as provided in Section 5(g) or Section 5(h).

(4)    Option Holding Period: Subject to the authority of the Committee under Section 7, and except as otherwise provided by the Committee or as allowed under Rule 16b-3 of the Exchange Act, a minimum six-month period shall elapse between the date of initial grant of any Option and the sale of the underlying shares of Stock, and the Corporation may impose legend and other restrictions on the Stock issued on exercise of the Options to enforce this requirement; provided, however, that such limitation shall not apply to the extent provided by the Committee on account of the Participant’s death, permanent disability or retirement or in the event of a Change in Control as provided in Section 7(b).

(5)    Maximum Term of Awards. No Award that contemplates exercise or conversion may be exercised or converted to any extent, and no other Award that defers vesting, shall remain outstanding and unexercised, unconverted or unvested more than ten years after the date the Award was initially granted.

(b)    Other Provisions. Award Agreements may include other terms and conditions as the Committee shall approve, including but not limited to the following:

(1)    Termination of Employment: A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant’s employment with or services to the Company, including any provisions relating to the vesting, exercisability, forfeiture or cancellation of the Award in these circumstances, subject, in the case of Performance-Based Awards, to the requirements for ‘‘performance-based compensation’’ under Code Section 162(m).

(2)    Vesting; Effect of Termination; Change in Control: Any other terms consistent with the terms of this Plan as are necessary and appropriate to effect the Award to the Participant, including but not limited to the vesting provisions, any requirements for continued employment, any other restrictions or conditions (including performance requirements) of the Award, and the method by which (consistent with Section 7) the restrictions or conditions lapse, and the effect on the Award of a Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, (1) the minimum vesting period for Awards of Restricted Stock shall be three years from the date of grant (or one year in the case of Restricted Stock Awards that are Performance-Based Awards) and (2) the vesting period of an Award of Restricted Stock may not be accelerated to a date that is within such minimum vesting period except in the event of the Participant’s death, permanent disability or retirement or in the event of a Change in Control.

(3)    Replacement and Substitution: Any provisions permitting or requiring the surrender of outstanding Awards or securities held by the Participant in whole or in part in order to exercise or realize rights under or as a condition precedent to other Awards, or in exchange for the grant of new or amended Awards under similar or different terms; provided, that except in connection with an adjustment contemplated by Section 7, no such provisions of an Award Agreement shall permit a ‘‘Repricing’’ as defined in Section 8(d).

(4)    Dividends: Any provisions providing for the payment of dividend equivalents on unissued shares of Stock or unpaid Share Units underlying an Award, on either a current or deferred or contingent basis, and either in cash or in additional shares of Stock; provided that dividend equivalents may not be paid with respect to Awards of Options or Stock Appreciation Rights.

(c)    Contract Rights, Forms and Signatures. Any obligation of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and an Award Agreement. No Award shall be enforceable until the Award Agreement has been signed on behalf of the Corporation by an Executive Officer (other than the recipient) or his or her delegate. By accepting receipt of the Award Agreement, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board of Directors or their delegates. Unless the Award Agreement otherwise expressly provides, there shall be no third party beneficiaries of the obligations of the Corporation to the Participant under the Award Agreement.

SECTION 7.    Adjustments; Change in Control; Acquisitions.

(a)    Adjustments. If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Stock (whether in the form of cash, Stock or other property), or any split-up, spin-off, extraordinary redemption, or exchange of outstanding Stock, or there shall occur any other similar corporate transaction or event in respect of the Stock, or a sale of substantially all the assets of the Corporation as an entirety, then the Committee shall, in the manner and to the extent, if any, as it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Stock:

(1)    proportionately adjust any or all of:

(A)    the number and type of shares of Stock and Share Units which thereafter may be made the subject of Awards (including the specific maxima and numbers of shares of Stock or Share Units set forth elsewhere in this Plan),

(B)    the number and type of shares of Stock, other property, Share Units or cash subject to any or all outstanding Awards,

(C)    the grant, purchase or exercise price, or conversion ratio of any or all outstanding Awards, or of the Stock, other property or Share Units underlying the Awards,

(D)    the securities, cash or other property deliverable upon exercise or conversion of any or all outstanding Awards,

(E)    subject to Section 4(b), the performance targets or standards appropriate to any outstanding Performance-Based Awards, or

(F)    any other terms as are affected by the event; and/or

(2)    provide for:

(A)    an appropriate and proportionate cash settlement or distribution, or

(B)    the substitution or exchange of any or all outstanding Awards, or the cash, securities or property deliverable on exercise, conversion or vesting of the Awards.

Notwithstanding the foregoing, in the case of an Incentive Stock Option, no adjustment shall be made which would cause this Plan to violate Section 424(a) of the Code or any successor provisions thereto, without the written consent of the Participant adversely affected thereby. The Committee shall act prior to an event described in this paragraph (a) (including at the time of an Award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit the Participant to realize the benefits intended to be conveyed by an Award in respect of the Stock in the case of an event described in paragraph (a).

(b)    Change in Control. The Committee may, in the Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include, but are not limited to any one or more of the following with respect to any or all Awards: (i) the specific consequences of a Change in Control on the Awards; (ii) a reservation of the Committee’s right to determine in its discretion at any time that there shall be full acceleration or no acceleration of benefits under the Awards; (iii) that only certain or limited benefits under the Awards shall be accelerated; (iv) that the Awards shall be accelerated for a limited time only; or (v) that acceleration of the Awards shall be subject to additional conditions precedent (such as a termination of employment following a Change in Control).

In addition to any action required or authorized by the terms of an Award, the Committee may take any other action it deems appropriate to ensure the equitable treatment of Participants in the event of or in anticipation of a Change in Control, including but not limited to any one or more of the following with respect to any or all Awards: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from, the Awards; (ii) the waiver of conditions on the Awards that were imposed for the benefit of the Corporation, (iii) provision for the cash settlement of the Awards for their equivalent cash value, as determined by the Committee, as of the date of the Change in Control; or (iv) such other modification or adjustment to the Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following the Change in Control. The Committee also may accord any Participant a right to refuse any acceleration of exercisability, vesting or benefits, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.

Notwithstanding the foregoing provisions of this Section 7(b) or any provision in an Award Agreement to the contrary, if any Award to any Insider is accelerated to a date that is less than six months after the date of the Award, the Committee may prohibit a sale of the underlying Stock (other than a sale by operation or law in exchange for or through conversion into other securities), and the Corporation may impose legend and other restrictions on the Stock to enforce this prohibition.

(c)    Change in Control Definition. For purposes of this Plan, with respect to any Award other than an Award issued pursuant to an Award Agreement that separately defines the term ‘‘change in control,’’ a change in control shall include and be deemed to occur upon the following events:

(1)    The acquisition by any person or group (including a group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Corporation or any of its Subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a majority of the combined voting power of the Corporation’s then outstanding voting securities, other than by any employee benefit plan maintained by the Corporation;

(2)    The sale of all or substantially all of the assets of the Corporation or of L-3 Communications Corporation or any successor thereto;

(3)    The election, including the filling of vacancies, during any period of 24 months or less, of 50 percent or more, of the members of the Board, without the approval of Continuing Directors, as constituted at the beginning of such period. ‘‘Continuing Directors’’ shall mean any director of the Company who either (i) is a member of the Board on the date of grant of the relevant Award, or (ii) is nominated for election to the Board by a majority of the Board which is comprised of Directors who were, at the time of such nomination, Continuing Directors; or

(4)    In the Committee’s sole discretion on a case-by-case basis and solely with respect to Awards granted to Employees of a Subsidiary of the Corporation, or of a business unit or division of the Corporation or such Subsidiary, (i) the sale of all or substantially all of the assets of such Subsidiary, business unit or division or (ii) the sale (including without limitation by way of merger) of a majority of the combined voting power of such Subsidiary’s then outstanding voting securities.

(d)    Business Acquisitions. Awards may be granted under this Plan on the terms and conditions as the Committee considers appropriate, which may differ from those otherwise required by this Plan to the extent necessary to reflect a substitution for or assumption of stock incentive awards held by employees of other entities who become employees of the Corporation or a Subsidiary as the result of a merger of the employing entity with, or the acquisition of the property or stock of the employing entity by, the Corporation or a Subsidiary, directly or indirectly.

SECTION 8.    Administration.

(a)    Committee Authority and Structure. This Plan and all Awards granted under this Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board or subcommittee of the Compensation Committee as may be designated by the Board and constituted so as to permit this Plan to comply with the disinterested administration requirements of Rule 16b-3 under the Exchange Act and the ‘‘outside director’’ requirement of Code Section 162(m). The members of the Committee shall be designated by the Board. A majority of the members of the Committee (but not fewer than two) shall constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of the Committee shall constitute action by the Committee.

(b)    Selection and Grant. The Committee shall have the authority to determine the individuals (if any) to whom Awards will be granted under this Plan, the type of Award or Awards to be made, and the nature, amount, pricing, timing, and other terms of Awards to be made to any one or more of these individuals, subject to the terms of this Plan.

(c)    Construction and Interpretation. The Committee shall have the power to interpret and administer this Plan and Award Agreements, and to adopt, amend and rescind related rules and procedures. All questions of interpretation and determinations with respect to this Plan, the number of shares of Stock, Stock Appreciation Rights, or units or other Awards granted, and the terms of any Award Agreements, the adjustments required or permitted by Section 7, and other determinations hereunder shall be made by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and any non-discretionary provisions of this Plan, the terms of this Plan shall govern.

(d)    Express Authority to Change Terms of Awards. The Committee may, at any time, alter or amend any or all Award Agreements under this Plan in any manner that would be authorized for a new Award under this Plan, including but not limited to any manner set forth in Section 9 (subject to any applicable limitations thereunder), except that no amendment or cancellation of an Award may effect a Repricing of such Award, except in connection with an adjustment pursuant to Section 7. A ‘‘Repricing’’ means any of the following: (i) changing the terms of an Award to lower its exercise price or base price, (ii) cancelling an Award with an exercise price or base price in exchange for other Awards with a lower exercise price or base price, or (iii) cancelling an Award with an exercise price or base price at a time when such price is equal to or greater than the Fair Market Value of the underlying Stock in exchange for other Awards, cash or property. Without limiting the Committee’s authority under this plan (including Sections 7 and 9), but subject to any express limitations of this Plan (including the prohibitions on Repricing set forth in this Section 8(d)), the Committee shall have the authority to accelerate the exercisability or vesting of an Award, to extend the term or waive early termination provisions of an Award (subject to the maximum ten-year term under Section 6(a)(5)), and to waive the Corporation’s rights with respect to an Award or restrictive conditions of an Award (including forfeiture conditions), in any case in such circumstances as the Committee deems appropriate.

(e)    Rule 16b-3 Conditions; Bifurcation of Plan. It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies any applicable requirements of Rule 16b-3, so that these persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 under the Exchange Act and will not be subjected to avoidable liability thereunder as to Awards intended to be entitled to the benefits of Rule 16b-3. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(e), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed disregarded as to Awards intended as Rule 16b-3 exempt Awards. Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of this Plan or any Award Agreement intended (or required in order) to satisfy the applicable requirements of Rule 16b-3 are only applicable to Insiders and to those Awards to Insiders intended to satisfy the requirements of Rule 16b-3.

(f)    Delegation and Reliance. The Committee may delegate to the officers or employees of the Corporation the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority to grant or amend an award or with respect to substantive decisions or functions regarding this Plan or Awards as these relate to the material terms of Performance-Based Awards to Executive Officers or to the timing, eligibility, pricing, amount or other material terms of Awards to Insiders. In making any determination or in taking or not taking any action under this Plan, the Board and the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer, employee or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

(g)    Exculpation and Indemnity. Neither the Corporation nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action in respect of an Award) to satisfy Code requirements as to incentive stock options or to realize other intended tax consequences, to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of the Corporation.

SECTION 9.    Amendment and Termination of this Plan.

The Board of Directors may at any time amend, suspend or discontinue this Plan, subject to any stockholder approval that may be required under applicable law. Notwithstanding the foregoing, no such action by the Board or the Committee shall, in any manner adverse to a Participant other than as expressly permitted by the terms of an Award Agreement, affect any Award then outstanding and evidenced by an Award Agreement without the consent in writing of the Participant or a Beneficiary, a Participant’s family member or a trust (or similar estate planning entity) established for the benefit of a Participant and/or one or more of the Participant’s family members entitled to an Award. Notwithstanding the above, any amendment that would (i) materially increase the benefits accruing to any Participant or Participants hereunder, (ii) materially increase the aggregate number of shares of Stock, Share Units or other equity interest(s) that may be issued hereunder, or (iii) materially modify the requirements as to eligibility for participation in this Plan, shall be subject to shareholder approval.

SECTION 10.    Miscellaneous.

(a)    Unfunded Plans. This Plan shall be unfunded. Neither the Corporation nor the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to this Plan. Neither the Corporation, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid or securities to be issued under this Plan.

(b)    Rights of Employees.

(1)    No Right to an Award. Status as an Employee shall not be construed as a commitment that any one or more Awards will be made under this Plan to an Employee or to Employees generally. Status as a Participant shall not entitle the Participant to any additional Award.

(2)    No Assurance of Employment. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or any Subsidiary or constitute any contract (of employment or otherwise) or limit in any way the right of the Corporation or any Subsidiary to change a person’s compensation or other benefits or to terminate the employment or services of a person with or without cause.

(c)    Effective Date; Duration. This Plan has been adopted by the Board of Directors of the Corporation. This Plan shall become effective upon and shall be subject to the approval of the stockholders the Corporation. This Plan shall remain in effect until any and all Awards under this Plan have been exercised, converted or terminated under the terms of this Plan and applicable Award Agreements. Notwithstanding the foregoing, no Award may be granted under this Plan after April 29, 2018; provided, however, that any Award granted prior to such date may be amended after such date in any manner that would have been permitted hereunder prior to such date.

(d)    Compliance with Laws. This Plan, Award Agreements, and the grant, exercise, conversion, operation and vesting of Awards, and the issuance and delivery of shares of Stock and/or other securities or property or the payment of cash under this Plan, Awards or Award Agreements, are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may be necessary or, in the opinion of counsel for the Corporation, advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by the Corporation, provide such evidence, assurance and representations to the Corporation as to compliance with any of such restrictions) as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

(e)    Section 409A. Notwithstanding other provisions of the Plan or any Award Agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Board or Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a ‘‘specified employee’’ within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of Employment.

(f)    Applicable Law. This Plan, Award Agreements and any related documents and matters shall be governed by, and construed in accordance with, the laws of the State of New York and applicable Federal law.

(g)    Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Corporation, the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Stock, under any other plan or authority.

Exhibit B

L-3 COMMUNICATIONS HOLDINGS, INC.
2008 DIRECTORS STOCK INCENTIVE PLAN

1.	Purpose of the Plan

The L-3 Communications Holdings, Inc. 2008 Directors Stock Incentive Plan (the ‘‘Plan’’) is designed:

(a)    to promote the long-term financial interests and growth of L-3 Communications Holdings, Inc. (the ‘‘Corporation’’) and its Subsidiaries by attracting and retaining Non-Employee Directors with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation’s business; and

(b)    to further the alignment of interests of Non-Employee Directors with those of the stockholders of the Corporation through opportunities for increased stock, or stock-based, ownership in the Corporation.

2.	Definitions

As used in the Plan, the following words shall have the following meanings:

(a)    ‘‘Award’’ means any award granted pursuant to Section 3.

(b)    ‘‘Award Agreement’’ means an agreement described in Section 6 by the Corporation for the benefit of a Participant, setting forth (or incorporating by reference) the terms and conditions of an Award granted to a Participant.

(c)    ‘‘Board of Directors’’ means the Board of Directors of the Corporation.

(d)    ‘‘Code’’ means the Internal Revenue Code of 1986, as amended.

(e)    ‘‘Committee’’ means the Compensation Committee of the Board of Directors.

(f)    ‘‘Common Stock’’ or ‘‘Share’’ means common stock, par value $.01 per share of the Corporation, subject to adjustments made under Sections 8 and 9 or by operation of law.

(g)    ‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

(h)    ‘‘Fair Market Value’’ means, unless otherwise defined in an Award Agreement, the closing price of the Common Stock as reported on the composite tape of New York Stock Exchange issues (or if, at the date of determination, the Common Stock is not so listed or if the principal market on which it is traded is not the New York Stock Exchange, such other reporting system as shall be selected by the Committee) on the relevant date, or, if no sale of the Common Stock is reported for that date, the next preceding day for which there is a reported sale. The Committee shall determine the Fair Market Value of any security that is not publicly traded, using criteria as it shall determine, in its sole direction, to be appropriate for the valuation.

(i)    ‘‘Non-Employee Director’’ means a director of the Corporation who is not (i) an employee of the Corporation or any of its Subsidiaries, (ii) a director, officer or employee of any entity that owns, beneficially or of record, directly or indirectly, 10% or more of the Common Stock outstanding on the date of grant of the Award or (iii) a person that owns, beneficially or of record, directly or indirectly, 10% or more of the Common Stock outstanding on the date of grant of the Award.

(j)    ‘‘Participant’’ means a Non-Employee Director to whom one or more grants of Awards have been made and such grants have not all been forfeited or terminated under the Plan.

(k)    ‘‘Subsidiary’’ shall mean any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.	Awards

(a)    Type of Awards. Participants may be granted any of the following types of Awards, either singly, in tandem or in combination with other Awards, at such times and for such number of shares of Common Stock as shall be determined from time to time by the Board of Directors (and/or the Committee to the extent such authority is delegated thereto in whole or in part by the Board of Directors):

(1)    Options. An Option is an Award in the form of an option to purchase shares of Common Stock that is not intended to comply with requirements of Section 422 of the Code. The exercise price of each Option granted under this Plan shall not be less than the Fair Market Value of the Common Stock on the date that the Option is granted. No dividend equivalents may be paid on unissued shares of Common Stock underlying an Award of Options.

(2)    Restricted Stock. Restricted Stock is an Award of issued shares of Common Stock (other than Minimum Ownership Stock) that are subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine. Unless otherwise provided by the Committee in the applicable Award Agreement, the vesting period for Awards of Restricted Stock shall be three years following date of grant.

(3)    Restricted Stock Units. A Restricted Stock Unit is an Award of bookkeeping credits that automatically convert into shares of Common Stock upon satisfaction of a stated vesting period or requirement. Restricted Stock Units are not outstanding shares of Common Stock and do not entitle a Participant to voting or other rights with respect to Common Stock; provided, however, that the applicable Award Agreement may provide for the payment of dividend equivalents on unissued shares of Common Stock underlying an Award of Restricted Stock Units, on either a current or deferred or contingent basis, and either in cash or in additional shares of Common Stock.

(4)    Minimum Ownership Stock. Minimum Ownership Stock is an Award of shares of Common Stock that are issued to the Participant in lieu of cash compensation otherwise payable to the Participant in order to satisfy the Corporation’s applicable stock ownership guidelines from time to time in effect. Minimum Ownership Stock shall not be subject to any vesting period or requirement, but may be subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine.

(b)    At or prior to the time of the grant of each Award the Committee shall determine, and shall include or incorporate by reference in the Award Agreement, such other conditions or restrictions on the grant or exercise of the Award as the Committee deems appropriate.

4.	Shares of Common Stock Subject to the Plan

(a)    Subject to the provisions of Section 8 and this Section 4, the maximum number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 300,000. Any unexercised, unconverted or undistributed portion of any expired, cancelled, terminated or forfeited Award, or any alternative form of consideration under an Award that is not paid in connection with the settlement of an Award or any portion of an Award (including any shares under an Award that are not issued in consideration for a cash settlement of equivalent value), shall again be available for Awards under the Plan, whether or not the Participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the Participant’s ownership was restricted or otherwise not vested. For the avoidance of doubt, the following shares of Common Stock shall not become available for reissuance under the Plan: (1) shares tendered by Participants as full or partial payment to the Corporation upon exercise of Options and (2) shares withheld by, or otherwise remitted to, the Corporation to satisfy a Participant’s tax withholding obligations in connection with an Award.

(b)    Shares of Common Stock deliverable under the terms of the Plan may be, in whole or in part, authorized and unissued shares of Common Stock, or issued shares of Common Stock held in the Corporation’s treasury, or both.

(c)    The Corporation shall at all times reserve a number of shares of Common Stock (authorized and unissued shares of Common Stock, issued shares of Common Stock held in the Corporation’s treasury, or both) equal to the maximum number of shares of Common Stock that may be subject to outstanding Award grants and future Award grants under the Plan.

5.	Administration of the Plan

(a)    The Plan shall be administered by the Committee or a subcommittee appointed by the Committee. The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules and administration shall be consistent with the basic purposes of the Plan.

(b)    The participating members of the Committee administering the Plan shall include only those members of the Committee who are ‘‘Non-Employee Directors’’ (as defined in Rule 16b-3 promulgated under the Exchange Act).

(c)    Unless in contravention to any laws, rules and regulations governing the Plan, including the Exchange Act, the Committee may delegate to the chief executive officer and to other senior officers of the Corporation its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe; provided that under no circumstances may the chief executive officer or any other senior officer be delegated any authority (including the authority to approve or award the grant of an Award), except as permitted under New York and Delaware law.

(d)    The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons in respect of the administration of the Plan, who may be employees of the Corporation or outside advisers to the Corporation. The Committee, the Corporation, and the officers and directors of the Corporation shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Award grants, and all members of the Committee shall be fully protected, indemnified and held harmless by the Corporation with respect to any such action, determination or interpretation.

6.	Eligibility

Award grants may be made under this Plan only to Non-Employee Directors of the Corporation. The terms, conditions and limitations of each Award granted under the Plan shall be set forth or incorporated by reference in an Award Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, that such Award Agreement shall contain or incorporate by reference provisions dealing with the treatment of Awards (including forfeiture or acceleration of vesting of all or a portion of the Award) in the event of the termination, death or disability of a Participant, or a change in control of the Corporation.

7.	Limitations and Conditions

(a)    No Award that contemplates exercise or conversion may be exercised or converted to any extent, and no other Award that defers vesting shall remain outstanding and unexercised, unconverted or unvested, more than ten years after the date the Award was initially granted.

(b)    Nothing contained herein shall affect the right of the Corporation or its directors or stockholders to remove any Non-Employee Director in accordance with the Certificate of Incorporation, By-laws of the Corporation or applicable law.

(c)    Other than by will or by the laws of descent and distribution, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void, except that Awards may be transferred to and exercised by a family member or family members of a Participant, or transferred to an irrevocable trust or trusts (or other similar estate planning entity or entities) established for the benefit of a Participant and/or one or more of the Participant’s family members. No such benefit shall, prior to receipt thereof by the Participant, be in any manner or subject to attachment, satisfaction or discharge of the debts, contracts, liabilities, engagements, or obligations arising in respect of torts of the Participant. The designation of a beneficiary hereunder shall not constitute a transfer prohibited by the foregoing provisions.

(d)    A Participant shall have no rights as a holder of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of these securities. Except as provided in Section 8, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend equivalents or similar economic benefits.

(e)    During the lifetime of a Participant, an election as to benefits and/or the exercise of Awards may be made only by such Participant or by his or her guardian, trustee or other legal representative, except that Awards may be transferred to and exercised by a family member or family members of a Participant, or transferred to an irrevocable trust or trusts (or other similar estate planning entity or entities) established for the benefit of a Participant and/or one or more of the Participant’s family members.

(f)    Absent express provisions to the contrary, any grant of Awards under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Corporation or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a ‘‘Retirement Plan’’ or ‘‘Welfare Plan’’ under the Employee Retirement Income Security Act of 1974, as amended.

(g)    Unless the Committee determines otherwise, no benefit, Award or other promise under the Plan shall be secured by any specific assets of the Corporation or any of its Subsidiaries, nor shall any assets of the Corporation or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Corporation’s obligations under the Plan or any applicable Award Agreement.

8.	Adjustments

If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Common Stock (whether in the form of cash, Common Stock or other property), or any split up, spin off, extraordinary redemption, or exchange of outstanding Common Stock, or there shall occur any other similar corporate transaction or event in respect of the Common Stock, or a sale of substantially all the assets of the Corporation as an entirety, then the Committee shall, in the manner and to the extent, if any, as it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Common Stock:

(a)    proportionately adjust any or all of:

(1)    the number and type of shares of Common Stock which thereafter may be made the subject of Awards (including the specific maxima and numbers of shares of Common Stock set forth elsewhere in this Plan),

(2)    the number and type of shares of Common Stock, other property or cash subject to any or all outstanding Awards,

(3)    the grant, purchase or exercise price, or conversion ratio of any or all outstanding Awards, or of the Common Stock or other property underlying the Awards,

(4)    the securities, cash or other property deliverable upon exercise or conversion of any or all outstanding Awards, or

(5)    any other terms as are affected by the event; and/or

(b)    provide for:

(1)    an appropriate and proportionate cash settlement or distribution, or

(2)    the substitution or exchange of any or all outstanding Awards, or the cash, securities or property deliverable on exercise, conversion or vesting of the Awards.

The Committee shall act prior to an event described in this Section 8 (including at the time of an Award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit the Participant to realize the benefits intended to be conveyed by an Award in respect of the Common Stock in the case of an event described in this Section 8.

9.	Change in Control

The Committee may, in the Award Agreement, provide for the effect of a Change in Control (as defined in the L-3 Communications Holdings, Inc. 2008 Long Term Performance Plan, as amended or replaced from time to time) on an Award. Such provisions may include, but are not limited to any one or more of the following with respect to any or all Awards: (i) the specific consequences of a Change in Control on the Awards; (ii) a reservation of the Committee’s right to determine in its discretion at any time that there shall be full acceleration or no acceleration of benefits under the Awards; (iii) that only certain or limited benefits under the Awards shall be accelerated; (iv) that the Awards shall be accelerated for a limited time only; or (v) that acceleration of the Awards shall be subject to additional conditions precedent (such as a termination of employment following a Change in Control).

In addition to any action required or authorized by the terms of an Award, the Committee may take any other action it deems appropriate to ensure the equitable treatment of Participants in the event of or in anticipation of a Change in Control, including but not limited to any one or more of the following with respect to any or all Awards: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from, the Awards; (ii) the waiver of conditions on the Awards that were imposed for the benefit of the Corporation, (iii) provision for the cash settlement of the Awards for their equivalent cash value, as determined by the Committee, as of the date of the Change in Control; or (iv) such other modification or adjustment to the Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following the Change in Control. The Committee also may accord any Participant a right to refuse any acceleration of exercisability, vesting or benefits, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.

Notwithstanding the foregoing provisions of this Section 9 or any provision in an Award Agreement to the contrary, if any Award is accelerated to a date that is less than six months after the date of the Award, the Committee may prohibit a sale of the underlying Common Stock (other than a sale by operation of law in exchange for or through conversion into other securities), and the Corporation may impose legend and other restrictions on the Common Stock to enforce this prohibition.

10.	Amendment and Termination

(a)    The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan; provided that, except for adjustments under Section 8 hereof, no such action shall modify any such Award in a manner adverse to the Participant without the Participant’s consent; provided further that, no amendment or cancellation of an Award may effect a Repricing of such Award, except in connection with an adjustment pursuant to Sections 8 or 9. A ‘‘Repricing’’ means any of the following: (i) changing the terms of an Award to lower its exercise price or base price, (ii) cancelling an Award with an exercise price or base price in exchange for other Awards with a lower exercise price or base price, or (iii) cancelling an Award with an exercise price or base price at a time when such price is equal to or greater than the Fair Market Value of the underlying Common Stock in exchange for other Awards, cash or property.

(b)    The Board of Directors may at any time amend, suspend or terminate this Plan, subject to any stockholder approval that may be required under applicable law. Notwithstanding the foregoing,

no such action, other than an action under Section 8 or 9 hereof, may be taken that would modify an outstanding Award in a manner adverse to the Participant without the Participant’s consent, change the requirements relating to the Committee, or (without obtaining stockholder approval) extend the term of the Plan.

11.	Purchase or Exercise Price; Withholding

The exercise or purchase price (if any) of the Common Stock issuable pursuant to any Award and the withholding obligation, if any, under applicable tax laws shall be paid at or prior to the time of the delivery of such Common Stock in cash or, subject to the Committee’s express authorization and the restrictions, conditions and procedures as the Committee may impose, any one or combination of (i) cash, (ii) the delivery of shares of Common Stock, or (iii) a reduction in the amount of Common Stock or other amounts otherwise issuable or payable pursuant to such Award. In the case of a payment by the means described in clause (ii) or (iii) above, the Common Stock to be so delivered or offset shall be determined by reference to the Fair Market Value of the Common Stock on the date as of which the payment or offset is made.

12.	Effective Date; Duration

This Plan has been adopted by the Board of Directors of the Corporation. This Plan shall become effective upon and shall be subject to the approval of the stockholders of the Corporation. Subject to Section 10(b), this Plan shall remain in effect until any and all Awards under this Plan have been exercised, converted or terminated under the terms of this Plan and applicable Award Agreements. Notwithstanding the foregoing, no Award may be granted under this Plan after April 29, 2018; provided, however, that any Award granted prior to such date may be amended after such date in any manner that would have been permitted hereunder prior to such date.

13.	Governing Law

The validity, interpretation, construction and performance of this Plan and all Award Agreements hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

14.	Severability

If any provisions of this Plan or any applicable Award Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

15.	Section 409A

Notwithstanding other provisions of the Plan or any Award Agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Board or Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code.

16.	Option Holding Period

Subject to the authority of the Committee under Sections 8 and 9, and except as otherwise provided by the Committee or as allowed under Rule 16b-3 of the Exchange Act, a minimum six month period shall elapse between the date of initial grant of any Option and the sale of the underlying shares of Common Stock, and the Corporation may impose legend and other restrictions on the Common Stock issued on exercise of the Options to enforce this requirement; provided, however, that such limitation shall not apply to the extent provided by the Committee on account of the Participant’s death, permanent disability or retirement or in the event of a Change in Control.

17.	Compliance with Laws; Exculpation and Indemnity

This Plan, Award Agreements, and the grant, exercise, conversion, operation and vesting of Awards, and the issuance and delivery of shares of Common Stock and/or other securities or property or the payment of cash under this Plan, Awards or Award Agreements, are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may be necessary or, in the opinion of counsel for the Corporation, advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by the Corporation, provide such evidence, assurance and representations to the Corporation as to compliance with any of such restrictions) as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

Neither the Corporation nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action in respect of an Award) to realize intended tax consequences, to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of the Corporation.

18.	Non Exclusivity of Plan

Nothing in this Plan shall limit or be deemed to limit the authority of the Corporation, the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

EXHIBIT C

L-3 Communications Holdings, Inc.

CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

When making ‘‘independence’’ determinations, the Board of Directors shall broadly consider all relevant facts and circumstances, as well as any other facts and considerations specified by the NYSE, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to L-3. When assessing the materiality of a director’s relationship with L-3, the Board of Directors shall consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others).

The Board of Directors has established the following guidelines to assist it in determining director ‘‘independence’’:

A.	A director will not be independent if, within the preceding three years: (i) the director was employed by L-3 or an immediate family member of the director was employed by L-3 as an executive officer; (ii) the director or an immediate family member of the director received, during any twelve-month period within such three-year period, more than $100,000 in direct compensation from L-3, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service); or (iii) the director or an immediate family member of the director was employed as an executive officer of another company where any of L-3’s present executive officers at the same time served on that company’s compensation committee.

B.	Additionally, a director will not be independent if:

(1) (A) The director or an immediate family member is a current partner of a firm that is L-3’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on L-3’s audit within that time; or

(2) The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, L-3 for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

C.	The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) if an L-3 director is a current employee, or whose immediate family member is a current executive officer, of another company that makes payments to, or receives payment from, L-3 for property or services in an amount which, for each of the last three fiscal years, are less than the greater of $1,000,000 or two percent of the consolidated gross revenues of such other company; (ii) if an L-3 director beneficially owns, or is an employee of another company that beneficially owns less than 10% of L-3’s common equity; (iii) if an L-3 director is a current employee of another company to which L-3 is indebted, and the total amount of the indebtedness is less than one percent of the total consolidated assets of the company he or she serves as a current employee; and (iv) if an L-3 director serves as an executive officer, director or trustee of a tax exempt organization, and L-3’s contributions to such tax exempt organization, during any of the preceding three years, are less than the greater of $1,000,000 or one percent of such tax exempt organization’s consolidated gross revenues. The Board of Directors will annually review all commercial, charitable and other relationships of directors.

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L3 communications

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet
- Log on to the Internet and go to **www.investorvote.com/LLL**
- Follow the steps outlined on the secured website.

Vote by telephone
- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Withhold
01 - John M. Shalikashvili	☐	☐
02 - Michael T. Strianese	☐	☐
03 - John P. White	☐	☐

	For	Against	Abstain
2. Approval of the L-3 Communications Holdings, Inc. 2008 Long Term Performance Plan.	☐	☐	☐
3. Approval of the L-3 Communications Holdings, Inc. 2008 Directors Stock Incentive Plan.	☐	☐	☐
4. Appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm.	☐	☐	☐

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Admission Ticket

PROXY SERVICES
C/O COMPUTERSHARE INVESTOR SERVICES
PO BOX 43102
PROVIDENCE, RI 02940-5068

L-3 COMMUNICATIONS HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
TUESDAY, APRIL 29, 2008, 2:30 P.M. EASTERN DAYLIGHT TIME
THE RITZ-CARLTON NEW YORK,
BATTERY PARK
TWO WEST STREET
NEW YORK, NY

PLEASE INDICATE WHETHER YOU PLAN TO ATTEND THE 2008 ANNUAL MEETING OF STOCKHOLDERS BY MARKING THE APPROPRIATE BOX OR IF YOU USE THE TELEPHONE SYSTEM, WHEN PROMPTED. ONLY THE STOCKHOLDER(S) WHOSE NAME(S) APPEARS ON THIS TICKET, OR THE PROXY OF THAT STOCKHOLDER, WILL BE ADMITTED. DUE TO SPACE LIMITATIONS, ADMISSION TO THE MEETING WILL BE ON A FIRST-COME, FIRST-SERVED BASIS. REGISTRATION WILL BEGIN AT 2:30 P.M.

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Directions from the East Side:
Take the FDR Drive South to the end and follow sign to the Battery Park City exit.
Proceed to the traffic light and make a right turn, go to the next light and make a left turn onto State Street and continue driving until very end.
We are located on Battery Place and West Street.

Directions from the West Side:
Take the West Side Highway South.
The West Side Highway South becomes West Street.
Continue South bearing right until the end of West Street.
Turn right, the hotel is on your right.

Directions by Subway:
Take the 4/5 to Bowling Green (last stop in Manhattan).
Turn right (South) onto Battery Place.
Follow Battery Place to Little West Street; turn right, the hotel is on your left.
Or
Take the 2/3 to Wall Street.
Walk West on Wall Street to Broadway; turn left on Broadway, then right onto Battery Place.
Follow Battery Place to Little West Street; turn right, the hotel is on your left.
Or
Take the 1/9 to Rector Street.
Walk South on Greenwich Street to Battery Place.
Make right on Battery Place and follow to Little West Street; turn right, the hotel is on your left.

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

L3 communications

Proxy — L-3 Communications Holdings, Inc.

L-3 COMMUNICATIONS HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF L-3 COMMUNICATIONS HOLDINGS, INC. (THE "COMPANY") FOR THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD APRIL 29, 2008, AND SHOULD BE READ IN CONJUNCTION WITH THE NOTICE OF MEETING AND THE PROXY STATEMENT.

The undersigned stockholder hereby appoints Michael T. Strianese, Kathleen E. Karelis, and Ralph G. D'Ambrosio or any one of them, attorneys and agents, or proxy or proxies, with full power of substitution, in the name and on behalf of the undersigned, to attend, vote and act at the Annual Meeting of Stockholders to be held on April 29, 2008, at 2:30 p.m., Eastern Daylight Time, at The Ritz-Carlton New York, Battery Park, Two West Street, New York, NY, and at any and all adjournments or postponements thereof, upon the matters set forth below and in accordance with their discretion on any other matters that may properly come before the meeting, adjournment or postponement thereof.

A stockholder desiring to appoint some other person, who need not be a stockholder, to represent him at the meeting may do so by inserting such person's name in the space provided on the reverse side.

This proxy, when properly executed, will be voted in accordance with the directions of the undersigned stockholder. In the absence of such directions, this proxy will be voted for all nominees listed on the reverse hereof, for the L-3 Communications Holdings, Inc. 2008 Long Term Performance Plan, for the L-3 Communications Holdings, Inc. 2008 Directors Stock Incentive Plan and for the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.